SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made as of the 15th day of December, 2006.

AMONG:

EACH OF THOSE PERSONS holding shares of the Company, as listed in Schedule "B" hereto

(each a "Vendor" and collectively, the "Vendors")

- and -

PATCH ENERGY INC., a company incorporated pursuant to the federal laws of Canada with its principal office at 1220, 666 Burrard Street, Vancouver, British Columbia, Canada V6C 2X8

("Exchangeco")

- and -

PATCH INTERNATIONAL INC., a corporation incorporated under the laws of the State of Nevada, having its principal office at 1220, 666 Burrard Street, Vancouver, British Columbia, Canada V6C 2X8

("Patch")

- and -

DAMASCUS ENERGY INC., a corporation incorporated pursuant to the laws of the Province of Alberta, Canada with its principal office at 22 Barclay Walk S.W., Calgary, Alberta T2P 4V9

(the "Company")

WHEREAS the Vendors are the registered holders and beneficial owners of an aggregate of 18,852,978 common shares in the capital of the Company as set out in Schedule "B" hereto (the "Purchased Shares");

WHEREAS Exchangeco is a wholly-owned subsidiary of Patch;

AND WHEREAS the Vendors have agreed to sell and Exchangeco has agreed to purchase all of the Purchased Shares on the terms and conditions set out in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises, covenants, terms, conditions representations and warranties hereinafter set forth, the Parties agree each with the other as follows:

Article 1
PURCHASE AND SALE OF SHARES

1.1     Purchase and Sale. Subject to the conditions and upon the terms hereinafter set forth, Exchangeco agrees to purchase and the Vendors agree to sell to Exchangeco all of their right, title and interest in and to the Purchased Shares.

1.2     Purchase Price. The purchase price for the Purchased Shares shall consist of an aggregate of 9,426,489 Exchangeable Shares to be issued to the Vendors as set out in Schedule "B" hereto. At Closing, Exchangeco will deliver to the Vendors certificates representing the Exchangeable Shares, all such Exchangeable Shares to be issued as fully paid and non-assessable, and registered in the names of the Vendors and in the denominations set forth in Schedule "B" hereto. At the Closing, Patch will issue the Patch Preferred Share to the Trustee in accordance with the terms of the Exchange and Voting Trust Agreement. The Vendors and Exchangeco agree that the voting rights and exchange rights arising or granted under or pursuant to any of such agreements in favour of a Vendor have a nominal value of $1.00.

1.3     Support Agreement and Exchange and Voting Trust Agreement. On or before Closing Patch, Exchangeco and the Trustee shall enter into the Support Agreement in the form attached hereto as Schedule "B" and the Exchange and Voting Trust Agreement, in the form attached hereto as Schedule "G". Such Support Agreement and Exchange and Voting Trust Agreement are incorporated herein by reference thereto and the Vendors, jointly and severally, shall each have all rights and remedies of enforcement of the Support Agreement and the Exchange and Voting Trust Agreement as contemplated in each such agreement. The Vendors and Exchangeco agree that the voting rights and exchange rights arising or granted under or pursuant to any of such agreements in favour of a Vendor have a nominal value of $1.00.

1.4     Accounting Consequences. It is intended by the parties hereto that the purchase and sale of the Purchased Shares under this Agreement shall qualify for accounting treatment as a recapitalization under U.S. GAAP.

1.5     Tax Treatment.

(a) It is intended that the transactions contemplated in this Agreement shall generally constitute (i) a taxable exchange for United States federal income tax purposes (not qualifying under Sections 368 or 351 of the United States Internal Revenue Code of 1986, as amended) to persons who are otherwise subject to taxation in the United States on the sale or exchange of Purchased Shares, and (ii) a tax deferred reorganization for Canadian federal income tax purposes for the Vendors. At the option of each Vendor, Exchangeco covenants and agrees to elect, jointly with each such Vendor if applicable (referred to in this section as an "Electing Vendor"), in accordance with the provisions of subsection 85(1) of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation) in the prescribed form and within the prescribed time for the purposes of the Tax Act, and shall therein agree to elect in respect of the Purchased Shares of the Electing Vendor such amount as the Electing Vendor's proceeds of disposition thereof as the Electing Vendor may determine, subject to the provisions of subsection 85(1) of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation). Each of the Electing Vendors and Exchangeco agree to execute all such documents and forms to make the election contemplated in this section.

(b)     Each Vendor, with their professional advisors, have made a bona fide determination that the Purchased Shares are "qualified small business corporation shares" as defined in subsection 110.6(1) of the Tax Act as of the date hereof. Based on such determination, it is the desire and intention of each of the Vendors and Exchangeco that the "agreed amount" for the transfer of their respective Purchased Shares (the "Vendor's Shares") be the lesser of the fair market value of the Vendor's Shares and the aggregate of the Vendor's adjusted cost base thereof plus an amount equal to the Vendor's unused capital gain deduction as provided in subsection 110.6(2.1) of the Tax Act. However, it is agreed between each of the Vendors and Exchangeco that should any competent taxing authority at any time issue or propose to issue any assessment or assessments that would impose any liability for tax (other than the alternative minimum tax provided for in section 127.5 of the Tax Act) on the basis that a Vendor's Shares are not "qualified small business corporation shares", or that the capital gain of a Vendor resulting from the within transaction is not otherwise eligible for the exemption pursuant to subsection 110.6(2.1) of the Tax Act (or the corresponding provision of any applicable provincial tax legislation) and if all appeals requested by a Vendor have been exhausted, then for the purposes of subsection FT(1) of the Tax Act, the "agreed amount" shall be adjusted nunc pro tunc pursuant to the provisions of this paragraph to be such amount as will eliminate such liability for tax (except for the alternative minimum tax as provided for section 127.5 of the Tax Act) and the Vendors and Exchangeco shall do all things necessary to reflect such change, including filing amended elections, provided that such adjustment shall not result in any additional Exchangeable Shares being issued to the Vendors. Any interest and or penalty imposed shall, as between the Vendors and Exchangeco be for the account of the Vendors and not Exchangeco.

1.6     Securities Law Exemptions and Resale Restrictions. The sale of the Purchased Shares and the issuance of the Exchangeable Shares to the Vendors shall be made in reliance on an exemption from the registration and prospectus filing requirements contained in section 2.16 of National Instrument 45-106 Prospectus and Registration Exemptions ("NI 45-106"). The issuance or transfer of the Patch Shares to the Vendors on the exchange of their Exchangeable Shares shall be made in reliance on section 2.16 of NI 45-106 and the exemption from the registration requirement of U.S. Securities Law contained in Regulation S promulgated under the U.S. Securities Act of 1933, as amended. The Vendors hereby acknowledge that as a result:

(a)     any Exchangeable Shares that they receive pursuant to this Agreement will be subject to resale restrictions in accordance with applicable Canadian Securities Law and U.S. Securities Law and that as a result the certificates representing such Exchangeable Shares will be affixed with the following legends describing such restrictions:

(i)     the certificates representing such Exchangeable Shares or Patch Shares will be affixed with the following legend describing such restrictions:

THE SECURITY OR SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD TO ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT: (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SHARES EVIDENCED HEREBY EXCEPT (A) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S OR (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER THEN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND STATE

SECURITIES LAWS OR, (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS, OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO ANY SUCH TRANSFER, IT WILL FURNISH TO THE COMPANY OR ITS AGENTS SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS THE COMPANY OR SUCH AGENTS MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR STATE SECURITIES LAWS; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [insert the distribution date], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

and

(ii)     the certificates representing the Exchangeable Shares will be affixed with a legend describing such restrictions, including, without limitation, the following:

"THE SERIES A PREFERRED SHARES REPRESENTED HEREBY ARE SUBJECT TO THE RIGHTS, PRIVILEGES, TERMS, CONDITIONS AND RESTRICTIONS AS SET FORTH IN THE SHARE EXCHANGE AGREEMENT, THE Support Agreement AND THE Exchange AND VOTING TRUST AGREEMENT, RESPECTIVELY, COPIES OF EACH OF WHICH ARE ON FILE AT THE REGISTERED OFFICE OF THE COMPANY.

PURSUANT TO THE Exchange AND VOTING TRUST AGREEMENT, THE HOLDER OF THIS SECURITY IS ENTITLED TO INSTRUCT THE Trustee UNDER THE Exchange AND VOTING TRUST AGREEMENT AS TO THE EXERCISE OF THE VOTING RIGHTS ATTACHED TO A NUMBER OF PATCH SHARES EQUAL TO THE NUMBER OF SHARES REPRESENTED BY THIS CERTIFICATE WITH RESPECT TO EACH MEETING OF THE SHAREHOLDERS OF PATCH AND EACH CONSENT SOUGHT TO BE OBTAINED FROM THE SHAREHOLDERS OF PATCH, OR TO ATTEND SUCH MEETING OF THE SHAREHOLDERS OF PATCH AND TO EXERCISE PERSONALLY SUCH VOTING RIGHTS. THE HOLDER OF SHARES REPRESENTED BY THIS CERTIFICATE SHOULD REFER TO THE Exchange AND VOTING TRUST AGREEMENT FOR A DESCRIPTION OF SUCH VOTING RIGHTS AND THE MANNER IN WHICH THEY MAY BE EXERCISED."

(b)     the resale exemptions provided under Canadian Securities Law and U.S. Securities Law may not be generally available because of the conditions and limitations of such exemptions, and that Exchangeco and Patch are under no obligation to take any action other than the actions specified in section 1.8 of this Agreement and commercially reasonable actions to make any of said exemptions available to the Vendors; and

(c)     only Patch can register the Patch Shares or file a prospectus or registration statement to qualify the Patch Shares for immediate resale and Patch has made representations to the Vendors that it will do so only in accordance with section 1.8 of this Agreement.

1.7     Securities Law Compliance. The Vendors hereby agree that they shall not sell, transfer or otherwise deal with the Exchangeable Shares or the Patch Shares without obtaining a favourable opinion of counsel or such other evidence as may be required by Exchangeco or Patch, that the proposed dealing will not be in violation of U.S. Securities Law.

1.8     Prospectus Filing. No later than 90 days after the Closing, Patch shall use its commercially reasonable efforts to file with, and obtain receipts from, the Alberta Securities Commission for a non-offering preliminary prospectus and (final) prospectus for the purpose of having Patch deemed to be a reporting issuer under the securities laws of the province of Alberta and permitting the Vendors to rely upon the prospectus exemption set out in sections 2.6 and 2.7 or section 2.8 of National Instrument 45-102 Resale of Securities for the first trade by the Vendors in the Patch Shares to be issued or transferred to the Vendors upon exchange of the Exchangeable Shares.

1.9 Registration Statement Filing. No later than 30 days after, receipt by Patch of (i) the Company's audited financial statements for the fiscal period year ended December 31,2006. Patch shall use its commercially reasonable efforts to prepare and file a registration statement with the SEC to register under the US Securities Act the issuance of the Patch Shares on the exchange of the Exchangeable Shares and shall use its commercially reasonable efforts to cause such registration to become effective as soon as possible.

Article 2
CLOSING MATTERS

2.1     Date, Time and Place of Closing. The Closing shall take place at the Closing Time on the Closing Date at the offices of Borden Ladner Gervais LLP, located at 1000, 400 - 3rd Avenue S.W., Calgary, Alberta T2P 4H2 or such place as the Parties may agree on.

2.2 Mutual Conditions of Closing. The Parties shall be obliged to complete the purchase and sale of the Purchased Shares only if each of the conditions precedent set out in Part 1 of Schedule "C" hereto have been satisfied in full at or before the Closing Time. Each of such conditions precedent is for the benefit of each of the Parties, and the Parties may by mutual consent waive any of them in whole or in part in writing.

2.3     Conditions for Patch's and Exchangeco's Benefit. Patch and Exchangeco shall not be obliged to complete the purchase of the Purchased Shares or the issuance of the Patch Preferred Shares and Exchangeable Shares unless each of the conditions set out in Part 2 of Schedule "C" shall have been satisfied on or before the Closing Date. Each of such conditions precedent is for the exclusive benefit of Patch and Exchangeco and they may waive any of such conditions in whole or in part in writing.

2.4     Conditions for the Vendors' Benefit. The Vendors shall not be obliged to complete the sale of the Purchased Shares unless each of the conditions set out in Part 3 of Schedule "C" shall have been satisfied on or before the Closing Date. Each of such conditions precedent is for the exclusive benefit of the Vendors and the Vendors may waive any of them in whole or in part in writing.

2.5     Failure to Satisfy Condition. If any condition set forth in Schedule "C" is not satisfied at the Closing Time, or if it becomes apparent that any such condition cannot be satisfied at the Closing Time, any Party entitled to the benefit of such condition (the "First Party") may terminate this Agreement by notice in writing to the other Parties and in such event:

(a)     unless the other Parties can show that the condition or conditions which have not been satisfied and for which the First Party has terminated this Agreement are reasonably capable of being performed or caused to be performed by the First Party or have not been satisfied by reason of a default by the First Party hereunder, the First Party shall be released from all obligations hereunder; and

(b)     unless the First Party can show that the condition or conditions which have not been satisfied and for which the First Party has terminated this Agreement are reasonably capable of being performed or caused to be performed by the other Party or have not been satisfied by reason of a default by the other Party hereunder, then the other Party shall also be released from all obligations hereunder.

2.6     Deliveries on Closing. On the Closing Date:

(a)     Exchangeco will deliver to or to the direction of the Vendors certificates representing the Exchangeable Shares and Patch Preferred Share in accordance with Section 1.2 above;

(b)     the Vendors will deliver to or to the direction of Exchangeco certificates representing their Purchased Shares duly signed off for transfer, together with all other documentation required to transfer title to their Purchased Shares to or to the direction of Exchangeco, provided that if there are no certificates representing the Purchased Shares, the Vendors shall each deliver to Exchangeco, or as directed by Exchangeco, an executed stock power of attorney or other document evidencing the transfer of the Purchased Shares from the Vendors to or to the direction of Exchangeco; and

(c)     Patch, Exchangeco and the Trustee shall execute and deliver the Support Agreement; and Patch, Exchangeco, the Vendors and the Trustee shall execute and deliver the Exchange and Voting Trust Agreement.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Vendors. The Vendors hereby jointly and severally represent and warrant to Exchangeco and Patch as set out in Part 1 of Schedule "D", provided that each Vendor shall be deemed to have severally made those representations set forth in paragraphs (a) to (i) of Schedule "D" (collectively, the "Individual Representations"), and acknowledge that Exchangeco and Patch are relying on these representations and warranties in entering into this Agreement and performing their obligations under the same.

3.2       Representations and Warranties of Patch. Patch represents and warrants to the Vendors as set out in Part 2 of Schedule "D" and acknowledges that the Vendors are relying on these representations and warranties in entering into this Agreement and performing their obligations under the same.

3.3       Representations and Warranties of Exchangeco. Exchangeco represents and warrants to the Vendors as set out in Part 3 of Schedule "D" and acknowledges that the Vendors are relying on these representations and warranties in entering into this Agreement and performing their obligations under the same.

3.4       Representations and Warranties of the Company given by the Company. The Company hereby represents and warrants to Exchangeco and Patch as set out in Part 4 of Schedule "D" and acknowledges that Exchangeco and Patch are relying on these representations and warranties in their entirety in entering into this Agreement and performing their obligations under same.

3.5       Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the Closing for a period of one year from the Closing Date, after which time, if no claim shall have been made against a Party with respect to any incorrectness in or breach of any representation or warranty, that Party shall have no further liability under this Agreement with respect to that representation or warranty.

3.6       Certificates and Instruments Included. All statements contained in any certificate or any instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party under this Agreement.

Article 4
INDEMNIFICATION

4.1       Mutual Indemnification for Breaches of Covenant or Warranty. Subject to the limitation period set out in section 3.5, above, each of Patch and Exchangeco hereby covenant and agree with the Vendors and the Vendors and the Company hereby jointly and severally covenant and agree with Patch and Exchangeco, provided that with respect to Individual Representations, the Vendors severally covenant and agree with Patch and Exchangeco (the parties covenanting and agreeing to indemnify another party under this Article 4 are hereinafter individually referred to as "Indemnifying Party" and the parties that are being indemnified by another Party under this Article 4 are hereinafter individually referred to as the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing Time, from and against any Claims which maybe made or brought against the Indemnified Party and/or which it may suffer or incur as a result of, or arising out of any non-fulfillment of any covenant, obligation or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement.

Article 5
INTERIM OPERATIONS

5.1       Company Carrying on Business to Closing

(a)     Up to the Closing Time, the Vendors shall cause the Company to (1) carry on its business in the normal and ordinary course; (2) preserve the ongoing goodwill of the Company; and (3) ensure that key employees, if any, and key independent contractors continue their association with the Company and undertake to notify Patch of any event or occurrence during such period which might reasonably be considered to have a materially adverse effect on the assets or the business of the Company.

(b)     Unless otherwise contemplated herein or approved by Patch in writing, during the period from the date hereof until the earlier of the Closing Date or termination of this Agreement, neither the Company shall not:

(i)     except in the ordinary course of business, sell, transfer or dispose of or create any mortgage, pledge, waiver or other encumbrance or a security interest on or in respect of the whole or any part of its assets;

(ii)     enter into any transaction or material contract not in the normal and ordinary course of business;

(iii)     borrow money or incur any indebtedness for money borrowed except as disclosed to and agreed by Patch, acting reasonably;

(iv)     make loans, advances or other payments, excluding routine reimbursements to employees of the Company for expenses incurred in the ordinary course and such amounts as contemplated in this Agreement and save and except for the payment of $300,000 to Michael S. Vandale pursuant to the finder's agreement between the Company and Michael S. Vandale;

(v)     make any capital expenditures except as disclosed to and agreed to by Patch, acting reasonably;

(vi)     issue, sell or agree to issue or sell any shares, rights, options, warrants or other securities of the Company other than as consented to in writing by Patch;

(vii)     declare any dividends or distribution;

(viii)     purchase, cancel, retire, redeem or otherwise acquire any of the Company's outstanding securities, rights, options, warrants or other securities other than as contemplated herein;

(ix)     change, amend or modify the charter documents or by-laws of the Company, other than as disclosed to and approved by Patch;

(x)     merge or amalgamate with or agree to merge or amalgamate with, or purchase substantially all of the assets of, or otherwise acquire any business; or sell or lease or agree to sell or lease, any material properties or assets or approve or undertake any other material transaction or furnish or cause to be furnished any information concerning the business, properties or assets of any Persons (other than to Patch) which is interested in any such transactions; or

(xi)     except as required by law, not to initiate, propose, assist or participate in any activities in opposition to or in competition with this Agreement, and without limiting the generality of the foregoing, to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with this Agreement and not to take actions of any kind which may reduce the likelihood of success of the completion of this Agreement.

5.2     Patch Carrying on Business to Closing

(a)     Up to the Closing Time, Patch shall (1) carry on its business in the normal and ordinary course; (2) preserve the ongoing goodwill of Patch; and undertake to notify the Vendors of any event or occurrence during such period which might reasonably be considered to have a materially adverse effect on the assets or the business of Patch.

(b)     Unless otherwise contemplated herein or approved by the Vendors in writing, during the period from the date hereof until the earlier of the Closing Date or termination of this Agreement, Patch shall not:

(i)     sell, transfer or dispose of or create any mortgage, pledge, waiver or other encumbrance or a security interest on or in respect of the whole or any part of the assets of Patch;

(ii)     enter into any transaction or material contract not in the normal and ordinary course of business;

(iii)     borrow money or incur any indebtedness for money borrowed except as disclosed to and agreed by the Vendors, acting reasonably;

(iv)     make loans, advances or other payments, excluding routine reimbursements to employees of Patch or expenses incurred in the ordinary course and such amounts as contemplated in this Agreement;

(v)     make any capital expenditures except as disclosed to and agreed to by the Vendor's, acting reasonably;

(vi)     issue, sell or agree to issue or sell any shares, rights, options, warrants or other securities of Patch, other as approved by the Company;

(vii) declare any dividends or distribution;

(viii)     purchase, cancel, retire, redeem or otherwise acquire any of Patch's outstanding securities, rights, options, warrants or other securities other than as contemplated herein;

(ix)     change, amend or modify the charter documents or by-laws of Patch other than as approved by the Company;

(x)     merge or amalgamate with or agree to merge or amalgamate with, or purchase substantially all of the assets of, or otherwise acquire any business; or sell or lease or agree to sell or lease, any material properties or assets or approve or undertake any other material transaction or furnish or cause to be furnished any information concerning the business, properties or assets of any Persons (other than to the Vendors) which is interested in any such transactions; or

(xi)     except as required by law, not to initiate, propose, assist or participate in any activities in opposition to or in competition with this Agreement, and without limiting the generality of the foregoing, to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the completion of this Agreement and not to take actions of any kind which may reduce the likelihood of success of the completion of this Agreement.

Article 6
INTERPRETATION AND GENERAL

6.1     Definitions. Where used in this Agreement and the recitals and any schedules hereto, each of the following words will have the meanings ascribed to them in Schedule "A" hereto.

6.2     Interpretation. In this Agreement, except as otherwise expressly provided:

(a)     all references in this Agreement to a designated "paragraph" or other subdivision or to a Schedule is to the designated paragraph or other subdivision of, or Schedule, to this Agreement;

(b)     the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph or other subdivision or Schedule;

(c) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

(d)     the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limited (whether or not non-limited language, such as "without limitation" or "but not limited" or words of similar import, are used with reference thereto);

(e)     any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable to the United States of America or Canada depending on whether it relates to a person whose financial statements are prepared in accordance with generally accepted accounting principles in the United States of America or Canada, respectively;

(f)     any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding that statute or regulations; and

(g)     any other term defined within the text of this Agreement has the meaning so ascribed.

6.3 Schedules. The following are the Schedules to this Agreement and are incorporated herein and form part of this Agreement:

Schedule	Description

A	Definitions
B	Shareholdings
C	Conditions of Closing
D	Representations, Warranties and Covenants
E	Support Agreement
F	intentionally blank
G	Exchange and Voting Trust Agreement
H	Material Contracts
I	Options By Holder
J	Employee Obligations

6.4     Entire Agreement. This Agreement, together with the Schedules and other documents to be delivered pursuant to this Agreement, constitutes the entire agreement between the Parties pertaining to the matters contemplated herein and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, and there are no warranties, representations and other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or any other agreement or document to be delivered pursuant to this Agreement.

6.5     Notices. All notices, requests, demands and other communications hereunder must be made in writing and will be deemed to have been duly given if delivered personally or by courier to the addressee at the address appearing on the first page hereof or to such other address as may be given in writing by the Party. Any notice given by personal delivery shall be deemed to be received on the date of delivery. Any notice sent by courier shall be deemed to be received on the next Business Day following the deposit of the communication with the courier service.

6.6     Time of Essence. Time shall be of the essence in all respects of this Agreement.

6.7     Further Assurances. The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions.

6.8     Transaction Expenses. Each Party to this Agreement will bear all costs and expenses incurred by it in negotiating this Agreement and in closing and carrying out the transactions contemplated by this Agreement. All costs and expenses related to satisfying any condition or fulfilling any covenant contained in this Agreement will be borne by the party whose responsibility it is to satisfy the condition or fulfil the covenant in question.

6.9     Amendment. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by both Parties.

6.10     Waiver. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.11     Assignment. This Agreement and the rights or obligations hereunder or thereunder may not be assigned by either Party without the prior written consent of the other Parties.

6.12     Enurement. This Agreement shall be binding on and enure to the benefit of both Parties and their respective successors and permitted assigns. In addition all obligations of the Parties under this Agreement shall also be binding upon any and all directors, officers, employees, consultants, advisors and agents of each Party as well as all parent corporations, subsidiaries, related and affiliated companies thereof.

6.13     Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta without giving effect to provisions of conflicts of law thereto. Each Party irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Alberta with respect to any matter arising hereunder or related hereto.

6.14     Severability. If any provision of this Agreement is determined to be prohibited, void or unenforceable in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Agreement and shall be severable from this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.15     Independent Legal Advice. Each of the Vendors acknowledges that he or she has been advised to seek independent legal counsel in respect of this Agreement and the other agreements and documents referred to herein and the matters contemplated herein. To the extent that any Vendor declines to receive independent legal counsel in respect of this Agreement, such Vendor hereby waives the right, should a dispute later develop, to rely on its lack of independent legal counsel to avoid its obligations, to seek indulgences from the other Parties hereto, or to otherwise attack, in whole or in part, the integrity of this Agreement and the documents related thereto.

6.16     Counterparts. This Agreement may be executed by the Parties in one or more counterparts by original or by facsimile, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.

6.17     Power of Attorney. Each of the Vendors does hereby constitutes and appoints the Representative, its attorney and attorney-in-fact for it and in its name, place and stead, to do and perform any and every act, and exercise any and every power pursuant to the specific provisions set forth in the following paragraphs, that he might do or exercise, and that he shall deem proper or advisable with respect to all matters as hereinafter set forth.

The Representative is hereby specifically authorized and empowered to do and perform any or all of the following acts or things from time to time, namely:

(a)     to act on behalf of and in place and stead of the undersigned with respect to any and all matters relating to the sale of the Purchased Shares of the Vendors pursuant to the terms and conditions of the Agreement;

(b)     without limiting the generality of the foregoing, to make all decisions and execute, endorse, swear to, acknowledge, deliver, file or record, any or all contracts, instruments, agreements, statutory transfers, stock transfers, receipts, assignments, certificates and other indicia of title to the Purchased Shares and the Exchangeable Shares including but not limited to the Exchange and Voting Trust Agreement and the Agreement on behalf of each Vendor in such form as is or may be required in order to carry out the purpose of evidencing and affecting the foregoing;

(c)     all documents required to be executed and delivered by the Representative on behalf of each Vendor shall constitute legal, valid and binding obligations of the undersigned, enforceable in accordance with their respective terms;

(d)     each Vendor hereby ratifies and confirms any and all actions and decisions implemented or carried out by the Representative pursuant to or caused to be done by virtue of this power of attorney; and

(e)     this authorization shall extend and include any and all documents, instruments, certificates and other writings as may in the opinion of the Representative be required or are necessary in connection with the Transaction;

but the foregoing grant of authority shall not include the authority to transfer the interest of the Vendors in the Exchangeable Shares or to execute any proxy on behalf of the Vendors or to vote in respect of Exchangeable Shares held by the Vendors.

The grant of authority contained in this power of attorney is coupled with an interest, is irrevocable and will survive the death, disability, legal incapacity, mental infirmity or incompetence or bankruptcy of any of the Vendors or the transfer or assignment by any of the Vendors of all or part of its interest in the Purchased Shares and binds the heirs, executors, administrators and other legal representatives and successors and assigns of each of the Vendors, and may be exercised by the Representative on behalf of the Vendors in executing any instrument or document by listing all the Vendors thereon and executing such instrument or document with a single signature as attorney and agent for all of them. The Vendors agree to be bound by any representations and actions made or taken by the Representative pursuant to this power of attorney permitted by the Agreement and hereby waives any and all defences which may be available to contest, negate or disaffirm any such action of the Representative taken in good faith under this power of attorney. The Vendors declare that this power of attorney shall survive and may be exercised during any legal incapacity, mental infirmity, incompetence or bankruptcy on the Vendor's part. This power of attorney shall continue until December 31, 2006, and shall terminate thereafter.

IN WITNESS WHEREOF the parties have duly executed this Agreement on the day and year first above written.

PATCH INTERNATIONAL INC.

Name:	"John Thornton"
Title:	President

PATCH ENERGY INC.

Name:	"John Thornton"
Title:	President, Director

Name:
Title:	Director
"Michael S. Vandale"
Witness		MICHAEL S. VANDALE

"Curtis R. Stewart"
Witness		CURTIS R. STEWART

"Donald B. Edwards"
Witness		DONALD B. EDWARDS ACCRETIVE FLOW-THROUGH (2005) LIMITED PARTNERSHIP
	per:	"Accretive Flow-Through (2005) Limited Partnership"
(Authorized signatory)
POWERONE CAPITAL CORP
	per:	"Powerone-Capital Corp."
(Authorized signatory)
"Sheldon Inwentash"
Witness		SHELDON INWENTASH "Kenneth A. Hobday"
Witness		KENNETH A. HOBDAY "Ron Rochon"
Witness		RON ROCHON

"Aaron Serhan"
Witness		AARON SERHAN "Ronald H. Holmes"
Witness	per:	RONALD H. HOLMES C.M. RYER PROFESSIONAL CORPORATION
"C.M. Ryer Professional Corporation"
(Authorized signatory)
"Dean L. Ehrmantraut"
Witness		DEAN L. EHRMANTRAUT
"Troy Nagy"
Witness	per:	TROY NAGY D. ALAN ROSS PROFESSIONAL CORP. "D. Alan Ross Professional Corp"
(Authorized signatory)
"Trent McCleary"
Witness		TRENT MCCLEARY "Vern Armitage"
Witness		VERN ARMITAGE

ACCRETIVE LIMITED PARTNERSHIP I

	per:	"Accretive Limited Partnership "I
(Authorized signatory)

"Paul Moynihan"
Witness		PAUL MOYNIHAN

"Theoren Fleury"
Witness		THEOREN FLEURY

1284810 ALBERTA LTD.

	per:	"Michael S. Vandale"
(Authorized signatory)

BOUNTY DEVELOPMENTS LTD.

	per:	"Bounty Developments Ltd."
(Authorized signatory)

SCHEDULE "A"

DEFINITIONS

Where used in this Agreement and the recitals and any schedules hereto, each of the following words will have the following meanings:

(a)     "Act" means the Business Corporations Act (Alberta), as in effect on the date hereof;

(b)     "Affiliate" has the meaning contemplated by the Act;

(c)     "Agreement" means this agreement, including the preamble and the schedules hereto, as it may from time to time be supplemented or amended in effect;

(d)     "Applicable Laws" means applicable corporate and securities laws, regulations and rules, all policies thereunder and rules of applicable stock exchanges;

(e)     "Bulletin Board" means the Over-the-Counter Bulletin Board, an over--the-counter securities market operated by the National Association of Securities Dealers;

(f)     "Business Day" means a day other than a Saturday or Sunday, on which Canadian chartered banks are open for the transaction of domestic business in Calgary, Alberta;

(g)     "Canadian Securities Law" means the securities laws of any province or territory of Canada in which recipients of any shares issued or transferred under this Agreement may reside, and the regulations, rules and policies promulgated thereunder, in each case as amended from time to time;

(h)     "Canadian Securities Authorities" means the appropriate securities commissions or similar regulatory authorities in Canada and each of the provinces and territories thereof in which any one or more Patch Shareholders may be resident;

(i)     "Canadian Securities Regulators" means the securities commissions or other Governmental Authorities authorized to administer and enforce securities laws in any province or territory of Canada;

(j)     "Claim" means any claims, demands, actions, causes of action, damages, losses, costs, fines, penalties, interest, liabilities and expenses, including, without limitation, reasonable legal fees and other expenses reasonably incurred in connection with any of the foregoing;

(k)     "Closing" means the completion of the purchase of the Purchased Shares by Exchangeco in accordance with the terms and conditions of this Agreement;

(l)     "Closing Date" means the date hereof, or such earlier or later date as the Parties may agree on;

(m)     "Closing Time" means 2:00 p.m. (Calgary time) on the Closing Date, or such earlier or later time on the Closing Date as the Parties may agree to;

(n)     "Company" means Damascus Energy Inc., a corporation incorporated under the Act;

(o)     "Company Financial Statements" means the unaudited financial statements of the Company for the period ended December 14, 2006;

(p)     "Company Public Documents" means all documents or information filed by or on behalf of Company in compliance with or intended compliance with Applicable Laws;

(q)     "Company Shares" means the common shares in the share capital of Company and includes any common shares of Company issued after the date hereof upon the exercise of options and other rights to purchase or acquire Company Shares;

(r)     "Constating Documents" means (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person and (iii) any amendment to any of the foregoing;

(s)     "Control" means, with respect to control of a body corporate by a person, the holding (other than by way of security) by or for the benefit of that person of securities of that body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate (whether or not securities of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency), provided that such votes, if exercised, are sufficient to elect a majority of the board of directors of the body corporate;

(t)     "Court Order" shall mean any judgement, decision, consent decree, injunction, ruling or order of any federal, provincial, state or local court or governmental agency, department or authority that is binding on a specified person, persons, entity or entities or its or their property under applicable law;

(u)     "DeGolyer Reserve Report" has the meaning ascribed thereto in Section (gg) of Part 4 of Schedule "D" to this Agreement;

(v)     "Disclosed Information" means all written information disclosed to Patch or Company on or prior to the date of this Agreement;

(w) "Documents of Title" means, collectively, any and all certificates of title, leases, permits, licences, unit agreements, assignments, trust declarations, royalty agreements, operating agreements or procedures, participation agreements, farm-in and farm-out agreements, sale and purchase agreements, pooling agreements, concession agreements and other agreements by virtue of which Company's or Patch's, as the case may be, title to and interest in its oil and gas assets are derived;

(x)     "Employee Obligations" means the financial obligations of Patch to its officers, directors, employees and consultants for any and all employment, consulting or any similar payments (including payments to directors), whether currently due or accruing due prior to the Closing pursuant to any employment, consulting or similar agreements of any nature or kind or otherwise payable under applicable law, the full particulars of which are set out in Schedule "J" hereto;

(y)     "Encumbrance" means any mortgage, charge, pledge, hypothecation, debenture, lien, security interest, encumbrance, claim, option, right of first refusal, community of property or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, regardless of form and whether consensual or arising by operation of law, other than a Permitted Encumbrance;

(z)     "Environmental Laws" has the meaning ascribed thereto in Section (ff)(i) of Part 4 of Schedule "D" to this Agreement;

(aa)     "Exchangeable Shares" means Series A Preferred Shares of Exchangeco bearing the rights, privileges and restrictions described in Schedule "A" to the Support Agreement;

(bb)     "Exchange and Voting Trust Agreement" means the Exchange and Voting Trust Agreement to be entered into by Patch, Exchangeco and the Trustee on or before Closing;

(cc) "Exchangeco" means Patch Energy Inc.;

(dd) "Fairness Opinion" means the opinion of the Financial Advisor that the Transaction is fair, from a financial point of view, to the Patch Shareholders;

(ee)     "Financial Advisor" means Wellington West Capital Inc., the financial advisor of Patch;

(ff)     "Governmental Authority" means any applicable Canadian or U.S. federal, provincial, state or municipal government, agency, ministry, commission, crown corporation, department, inspector, official or body of any kind exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature;

(gg)     "Governmental Charges" means all taxes, fees, levies and charges imposed, levied or assessed by a Governmental Authority, and including without limitation, additions to taxes, interest, fines and penalties with respect thereto;

(hh)     "Interests" means the interests of Patch or Company, as applicable, in its petroleum and natural gas properties;

(ii)     "material" means, when used with respect to an obligation, contract, liability or any other matter, that the obligation, contract, liability or such other matter is of such a nature as to be substantially likely to be considered important to a reasonable investor in making an investment decision, including a decision to purchase, hold or sell securities of the Person in question;

(jj)     "Material Adverse Change" means a material adverse change in or a material adverse effect on the businesses, assets, operations, results of operations or financial condition of a Person and its subsidiaries (if any) taken as a whole, provided that any adverse effects arising from or relating to the following matters (individually and in the aggregate) shall be excluded in determining whether such a material adverse effect has occurred: (i) general economic conditions or conditions (including conditions in financial markets) generally prevailing in the industry or market segment in which the corporate entity and its subsidiaries conduct their respective businesses, (ii) the announcement or pendency of the transactions contemplated in this Agreement or the closing or pendency of any transaction of the Parties which was publicly announced as of the date of this Agreement; and (iii) the taking by any Party of any action (or omission by any Party to take any action) at the request of or with the permission of the other Parties; provided, further, that a decline in the public trading price of the common shares of Patch shall not by itself constitute a Material Adverse Change;

(kk)     "Material Contracts" means those contracts and agreements of the Company which are listed in Schedule "H" hereto;

(ll)     "misrepresentation" shall have the meaning ascribed thereto under the Securities Act (Alberta);

(mm)     "Ordinary Course of Business", with respect to an action taken by a Person, means:

(i)     an action consistent with the past practices of such Person and taken in the ordinary course of the normal operations of such Person;

(ii)     an action not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and not required to be specifically authorized by the parent company (if any) of such Person; and

(iii)     an action similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person;

(nn)     "Parties" means the parties to this Agreement and "Party" means any one of them;

(oo)     "Patch's Debt" means all debt of Patch, contingent or otherwise, all shareholders loans, obligations with respect to the cancellation of Patch Options, declared and unpaid dividends, trade payables, all bank debt, insurance liability, all Employee Obligations, legal, financial and other transaction costs of Patch associated with this Agreement, the Transaction and the transactions contemplated thereby, including financial advisory fees and working capital deficiency, less the amounts received by Patch by virtue of the repayment of outstanding shareholder loans and the proceeds received by Patch from the exercise of outstanding Patch Options;

(pp)     "Patch Financial Statements" means, collectively, the audited comparative financial statements of Patch for the year ended May 31, 2006 and the interim unaudited financial statements for the three month period ended August 31, 2006;

(qq) "Patch Options" means the outstanding options to acquire Patch Shares, as described in Schedule "I" hereto;

(rr)     "Patch Preferred Share" means Series A preferred voting share of Patch bearing the rights, privileges and restrictions described in Schedule "B" to the Support Agreement;

(ss)     "Patch Public Documents" means all documents or information filed by or on behalf of Patch in compliance with or intended compliance with Applicable Laws;

(tt)     "Patch Reserve Reports" has the meaning ascribed thereto in Section (bb) of Part 2 of Schedule "D" to this Agreement;

(uu)     "Patch Securityholders" means, collectively, the holders of Patch Options and Patch Shares;

(vv)     "Patch Shareholders" means the holders of Patch Shares;

(ww)     "Patch Shares" means the common shares in the share capital of Patch and includes any common shares of Patch issued after the date hereof upon the exercise of Patch Options, Exchangeable Shares and other rights to purchase or acquire Patch Shares;

(xx)     "Patch Subsidiaries" means, collectively, Patch Energy Inc. and Patch Oilsands Ltd.; and

(yy)     "Permitted Encumbrances" means: (i) the terms and conditions of the Documents of Title, provided that the following items must be identified in a schedule to qualify as Permitted Encumbrances with respect to Patch: (A) any overriding royalties, net profits interests or other encumbrances applicable to the Interest, (B) any existing potential alteration of the Interests because of a payout conversion or farmin, farmout or other such agreement, and (C) any penalty or forfeiture that applies to the Interests at the date hereof because of Patch's election not to participate in a particular operation; (ii) easements, rights of way, servitudes or other similar rights, including, without limitation, rights of way for highways, railways, sewers, drains, gas or oil pipelines, gas or water mains, electric light, power, telephone or cable television towers, poles, and wires; (iii) the Regulations and any rights reserved to or vested in any municipality or governmental, statutory or public authority to levy taxes or to control or regulate any of Patch's or Company's assets, as applicable, in any manner, including, without limitation, the right to control or regulate production rates and the conduct of operations; (iv) statutory exceptions to title and the reservations, limitations and conditions in any grants or transfers from the Crown of any of the Interests or interests therein; (v) undetermined or inchoate liens incurred or created in the ordinary course of business as security for Patch's or Company's, as applicable, share of the costs and expenses of the development or operation of any of its assets, which costs and expenses are not delinquent as of the Closing Time; (vi) undetermined or inchoate mechanics' liens and similar liens for which payment for services rendered or goods supplied is not delinquent as of the Closing Time; (vii) liens granted in the ordinary course of business to a public utility, municipality or governmental authority respecting operations pertaining to any of Patch's or Company's assets, as applicable; (viii) liens for taxes, assessments or governmental charges not at the time due or delinquent or the validity of which is being contested at the time in good faith and as to which adequate reserves have been set aside for payment of the same; (ix) liens under or pursuant to any judgment rendered, or Claims filed which are contested in good faith provided, however, execution thereof has been stayed and as to which adequate cash reserves have been set aside for payment of the same;

(zz)     "Person" means any individual, corporation (including any non-profit corporation), body corporate, partnership, limited partnership, limited liability company, joint venture, society, association, trust, unincorporated organization, Governmental Authority or other entity, or any Trustee, executor, administrator, or other legal representative;

(aaa)     "Purchased Shares" means common shares of the Company held by the Vendors as set out in Schedule "B" hereto;

(bbb)     "Regulations" shall mean any applicable laws, statutes, ordinances, regulations, rules, court decisions, principles of law and orders of any foreign, federal, provincial, state or local government and any other governmental department or agency;

(ccc)      "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes;

(ddd)     "SEC' means the U.S. Securities and Exchange Commission;

(eee)     "Securities Authorities" means the Canadian Securities Authorities and the US Securities Authorities;

(fff)     "subsidiary" has the meaning contemplated by the Act;

(ggg)     "Support Agreement" means the Exchangeable Share Support Agreement to be entered into by Patch, Exchangeco and the Trustee on or before Closing;

(hhh)     "Swaps" means any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, forward sale, exchange traded futures contract or any other similar transaction (including any option with respect to any of these transactions or any combination of these transactions);

(iii)     "Tax Act" means the Income Tax Act (Canada), together with any and all regulations promulgated thereunder, as amended from time to time;

(jjj)     "Taxes" means all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any federal, provincial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and provincial income taxes), capital, payroll and employee withholding taxes, labour taxes, employment insurance, social insurance taxes, sales and use taxes, ad valorem taxes, value added taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which Patch or any of the Patch Subsidiaries is required to pay, withhold or collect;

(kkk)     "Transaction" means the transaction contemplated by this Agreement;

(lll)     "Trustee" means 1286664 Alberta Ltd.;

(mmm) "US GAAP" means United States generally accepted accounting principles;

(nnn)     "US Securities Authorities" means the appropriate securities commissions or similar regulatory authorities, including but not limited to the SEC, in the United States and each of the states thereof in which any one or more Patch Shareholders may be resident; and

(ooo)     "U.S. Securities Law" means the United States Securities Act of 1933 and the United States Securities Exchange Act of 1934, the securities laws of any State of the United States of America, and the regulations, rules and policies promulgated thereunder, all as amended from time to time.

SCHEDULE "B"

COMPLETE LIST OF SHAREHOLDERS OF DAMASCUS ENERGY INC.
Name and Address of Shareholder	Number of Purchased Shares Held	Number of Exchangeable Shares to be issued

Michael S. Vandale 22 Barclay Walk S.W. Calgary, Alberta T2P 4V9	4,800,000	2,400,000
Curtis R. Stewart 4500 Bankers Hall East 855 2nd Street SW Calgary Alberta Canada T2P 4K7	400,000	200,000
Donald B. Edwards 1000, 400 Third Avenue S.W. Calgary, Alberta T2P 4H2	300,000	150,000
Accretive Flow-Through (2005) Limited Partnership 420, 703 - 6th Avenue S.W. Calgary, Alberta T2P 0T9	600,000	300,00
Sheldon Inwentash c/o 250 Burnamthorpe Road West, Suite 603 Mississauga, ON L5B 3J1	300,000	150,000
PowerOne Capital Corp 234A Berry Road Etobicoke, ON M8Y 1X6	300,000	150,000
Ron Rochon 803 Braeside View Saskatoon, SK S7V 1A7	200,000	100,000
Aaron Serhan Box 636 Hudson Bay, SK S0E 0Y0	100,000	50,000
Troy Nagy 214 Collins Terrace Saskatoon, SK S7N 4K7	50,000	25,000
D. Alan Ross Professional Corp. 4500, 855 - 2nd Street SW Calgary, AB T2P 4K7	40,000	20,000

Kenneth A. Hobday 1284 Deer River Circle SE Calgary, AB T2J 6Z1	40,000	20,000
Trent McCleary 442 Curry Crescent Swift Current, SK S5H 4X4	40,000	20,000
Accretive Limited Partnership I 420, 703 6th Avenue SW Calgary, AB T2P 0T9	600,000	150,000
Bounty Developments Ltd. 1250, 340 - 12th Avenue SW Calgary, AB T2R 1L5	8,682,978	4,341,489
Paul Moynihan 403 Wilderness Place SE Calgary, Alberta T2J 2G4	100,000	50,000
Theoren Fleury 556 Patterson Grove SW Calgary, Alberta T3H 3N6
1284810 Alberta Ltd. 3238 Karley Crescent Coquitlam, British Columbia V3E 3E9	2,000,000	1,000,000
	18,852,978	9,426,489

SCHEDULE "C"

CONDITIONS OF CLOSING

1. Mutual Conditions of Closing. The Parties shall be obliged to complete the purchase and sale of the Purchased Shares only if each of the following conditions precedent have been satisfied in full at or before the Closing Time:

(a)     Consents, Authorizations and Registrations. All consents, approvals, orders and authorizations of, from or notifications to any Persons or Governmental Authorities required (if any) in connection with the completion of any of the transactions contemplated by this Agreement, the Support Agreement and the Exchange and Voting Trust Agreement, the execution of this Agreement, the Support Agreement and the Exchange and Voting Trust Agreement, the Closing or the performance of any of the terms and conditions of this Agreement, the Support Agreement and the Exchange and Voting Trust Agreement shall have been obtained on or before the Closing Date.

(b)     No Claims. There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, the Support Agreement or the Exchange and Voting Trust Agreement, or otherwise claiming that this Agreement, the Support Agreement or the Exchange and Voting Trust Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

2.     Conditions for Patch's and Exchangeco's Benefit. Patch and Exchangeco shall not be obliged to complete the purchase of the Purchased Shares or the issuance of the Patch Preferred Shares and Exchangeable Shares unless each of the following conditions shall have been satisfied or waived on or before the Closing Time:

(a)     Accuracy of Representations. The representations and warranties of the Vendors set forth in section 3.1 of this Agreement and Part 1 of Schedule "D" thereto and the representations and warranties of the Company set forth in Part 4 of Schedule "D" of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Time as if made as of the Closing Time.

(b)     Performance of Obligations. The Vendors and the Company shall have performed all of the obligations hereunder to be performed by them at or prior to the Closing, and shall not be in breach of any provision of this Agreement.

(c)     No Material Changes. There shall have been no Material Adverse Change in respect of the Company, and the Company shall not have sold or pledged any assets, issued any shares or entered into any transaction outside the Ordinary Course of Business.

(d)     No Claims. No action by any Governmental Authority or other person shall have been instituted or threatened that could reasonably be expected to materially (a) damage the business or financial condition of the Company if the transactions contemplated hereunder are consummated. There shall have been no determination by Patch that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable solely by reason of the institution by any person or any federal, provincial or other Governmental Authority of litigation. There shall not be any Regulation or Court Order that makes the transaction contemplated by this Agreement, the issuance of the Patch Shares or the Exchangeable Shares contemplated hereby illegal or otherwise prohibited.

(e)     Approval. The transactions contemplated hereunder shall have been duly approved by the board of directors of Patch and Exchangeco.

(f)     Legal Opinion. The Company shall have delivered to Patch and Exchangeco an opinion of Borden Ladner Gervais LLP, counsel to the Company, dated as of the Closing Date, in a form satisfactory to Patch and Exchangeco.

(g)     Board Resolutions. Patch and Exchangeco shall have received from the Company resolutions adopted by the boards of directors of the Company approving this Agreement and the agreements and transactions contemplated hereby and thereby, certified by an officer of the Company.

(h)     Completion of Due Diligence. Patch, its counsel, agents or representatives, acting reasonably, shall have completed a legal due diligence process on the Company, and all matters relating thereto, including but without limitation, a review of the Company Financial Statements.

(i)     No Prohibition. There shall not exist any prohibition at law against Company or Patch from proceeding with or completing the Transaction.

(j)      Fairness Opinion. Patch shall have received a written fairness opinion from the Financial Advisor, that the consideration to be received pursuant to the Transaction is fair, from a financial point of view, to the Patch Shareholders.

(k)     Banking. On or before the Closing Date, Patch shall have obtained the consent of its lenders (if any) to the Transaction.

3.         Conditions for the Vendors' Benefit. The Vendors shall not be obliged to complete the sale of the Purchased Shares unless each of the following conditions shall have been satisfied or waived on or before the Closing Time:

(a)     Accuracy of Representations. The representations and warranties of Patch and Exchangeco set forth in sections 3.2 and 3.3 of this Agreement and Parts 2 and 3 of Schedule "D" thereto shall be true and correct as of the date of this Agreement and as of Closing Time as if made as of the Closing Time.

(b)     Performance of Obligations. Patch and Exchangeco shall have performed all of the obligations hereunder to be performed by them at or prior to the Closing, and shall not be in breach of any provision of this Agreement.

(c)     Directors and Officers of Patch. Each of the members of the Board of Directors of Patch and the Patch Subsidiaries and each of the officers of Patch and the Patch Subsidiaries shall have provided their written resignations as directors and officers effective on or before the Closing Date together with a release (satisfactory to each of Company and Patch, acting reasonably) in favour of Patch (subject to ongoing rights of indemnity) and the Board of Directors of Patch and the Patch Subsidiaries shall have been reconstituted with nominees of Company as at the Closing Date.

(d)     Execution of Agreements. Patch and Exchangeco shall have executed and delivered on or prior to the Closing the Support Agreement and the Exchange and Voting Trust Agreement, substantially in the form of Schedules E and G respectively, to this Agreement.

(e)     No Claims. No action by any Governmental Authority or other person shall have been instituted or threatened that could reasonably be expected to materially (a) damage the business or financial condition of Patch or Exchangeco if the transactions contemplated hereunder are consummated. There shall have been no determination by the Vendors that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable solely by reason of the institution by any person or any federal, provincial or other Governmental Authority of litigation. There shall not be any Regulation or Court Order that makes the transactions contemplated by this Agreement, the issuance and/or transfer of the Patch Shares or the Exchangeable Shares contemplated hereby illegal or otherwise prohibited or that would prohibit the Vendors from selling the Patch Shares back into the United States in compliance with Rule 144 or other registration exemption under U.S. Securities Law.

(f)     No Material Change - Since May 31, 2006, there shall not have been any Material Adverse Change with respect to the financial or business condition of Patch except as disclosed in the Patch SEC Documents.

(g)     Legal Opinion. Patch and Exchangeco shall have delivered to the Company and the Vendors an opinion of Lang Michener LLP and Dill, Dill, Carr, Stonbraker & Hutchings P.C., counsel to Exchangeco and Patch, dated as of the Closing Date, in a form satisfactory to the Company and the Vendors.

(h)     Board Resolutions. The Vendors shall have received from Patch and Exchangeco resolutions adopted by the boards of directors of Patch and Exchangeco approving this Agreement and the agreements and transactions contemplated hereby and thereby, certified by an officer of Patch and Exchangeco, as applicable, respectively.

(i)     No Suspension. From the date hereof to the Closing Date, trading in the common shares of Patch shall not have been suspended by the United States Securities and Exchange Commission, and at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any market or exchange on which the common shares of Patch are listed or quoted for trading on the date in questions, nor shall a banking moratorium have been declared in respect of Patch by either the United States or Nevada State authorities.

(j)     Completion of Due Diligence. The Company and the Vendors, their counsel, agents or representatives, acting reasonably, shall have completed a legal due diligence process on Patch and Exchangeco, and all matters relating thereto, including but without limitation, a review of the Patch Financial Statements.

(k)     Patch Debt. Patch's Debt as at the Closing Time shall be not more than (U.S.) three million seven hundred fifty thousand ($3,750,000).

(l)     No Prohibition. There shall not exist any prohibition at law against Patch or the Company from proceeding with or completing the Transaction;

(m)     Closing Date. The Transaction shall have become effective on or before December 15, 2006.

SCHEDULE "D"

REPRESENTATIONS, WARRANTIES AND COVENANTS

Part 1 - Representations, Warranties and Covenants of the Vendors. The Vendors hereby severally represent, warrant and covenant to Exchangeco and Patch as follows, and acknowledge that Exchangeco and Patch are relying on these representations, warranties and covenants in entering into this Agreement and performing their obligations under the same:

(a)     Capacity and Authority. If the Vendor is a corporation, the Vendor (i) has been duly formed and is a valid and subsisting corporation, (ii) has the necessary corporate capacity and authority to own the Purchased Shares and to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder, (iii) has taken all necessary corporate action in respect and (iv) the individual signing this Agreement on behalf of the Vendor has the authority to do so and to bind such Vendor by his signature. If the Vendor is a natural person, he or she has the capacity to (i) own the Purchased Shares and (ii) execute this Agreement and to take all actions required pursuant thereto.

(b)     Title to Purchased Shares. Each particular Vendor is the sole legal and beneficial owner of the Purchased Shares set out opposite its name in Schedule "B" hereto with good and marketable title thereto, free and clear of any Encumbrances.

(c)     No Option. No Person has any agreement, warrant, option or right, or a right capable of becoming an agreement for, the purchase of the Purchased Shares, or the purchase of any other securities of the Company.

(d)     Absence of Conflict. The Vendor is not a party to, bound or affected by any agreement, which is material to the Vendor and, which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the Purchased Shares as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. The execution of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any Constating Documents of a Vendor (if not an individual), any Regulations, any court or administrative order or process, any material agreement or instrument to which a Vendor is party or by which it is bound or require the Vendor to obtain any approval, consent or waiver of, or make any filing with any person or entity (governmental or otherwise) which has not been obtained or made prior to the Closing Date except for such breaches, defaults, approvals, consents, waivers or filings as would not individually or in the aggregate constitute a Material Adverse Change in respect of the Vendor.

(e)     Residence. Each Vendor is resident in, within the meaning of the Tax Act, the jurisdiction set out under their name in Schedule "B" hereto.

(f)     Binding Agreement. This Agreement has been duly and validly executed and delivered by each Vendor and constitutes a legal, valid and binding obligations of each Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors, bankruptcy, reorganization, insolvency or moratorium, and subject to the effect of general principles of equity, including the possible unavailability of specific performance or injunctive relief.

(g)     Bankruptcy/Liquidation. No proceedings have been taken, are pending or have been authorized, and no receiver or trustee has been appointed for a Vendor by the Vendor or (to the knowledge of the Vendor) by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of a Vendor.

(h)     Litigation. There are no judgments, decrees, injunctions, rulings or orders of any court, arbitrator, federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency, or any actions, suits, grievances or proceedings (whether or not on behalf of a Vendor) commenced, (or to the knowledge of the Vendor) pending or threatened against or relating to a Vendor which may result in the imposition of a Encumbrance on the Purchased Shares or which may prevent, delay, make illegal or otherwise interfere with the consummation of the transactions contemplated in this Agreement.

(i)     EACH VENDOR: (I) ACKNOWLEDGES THAT INVESTMENT IN THE SECURITIES OF PATCH IS HIGHLY SPECULATIVE AND INVOLVES A VERY HIGH DEGREE OF RISK AND SHOULD NOT BE MADE UNLESS THE VENDOR IS PREPARED TO, AND CAN AFFORD TO, LOSE THE ENTIRE INVESTMENT; (II) HAS SUFFICIENT KNOWLEDGE, SOPHISTICATION AND EXPERIENCE IN BUSINESS AND FINANCE TO CAPABLY EVALUATE INFORMATION CONCERNING PATCH, (III) HAS HAD AN OPPORTUNITY TO REVIEW THE PATCH PUBLIC DOCUMENTS, AND TO ASK DETAILED QUESTIONS AND RECEIVE SATISFACTORY ANSWERS FROM REPRESENTATIVES OF PATCH, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IS FULLY AWARE OF THE CIRCUMSTANCES SURROUNDING PATCH'S FAILURE TO PAY A DIVIDEND AS DETAILED IN THE PATCH PUBLIC DOCUMENTS AND THE POSSIBLE RAMIFICATIONS OF SUCH FAILURE INCLUDING BUT NOT LIMITED TO THE POSSIBILITY OF A CLASS ACTION SUIT BY AGGRIEVED SHAREHOLDERS OF PATCH, (IV) HAS HAD ADEQUATE OPPORTUNITY TO REQUEST AND REVIEW ANY AND ALL OTHER DOCUMENTS AND INFORMATION RELEVANT TO VENDOR'S CONSIDERATION OF INVESTMENT IN THE PATCH SECURITIES AND HAS OTHERWISE OBTAINED SUFFICIENT INFORMATION FROM PATCH TO EVALUATE THE MERITS AND RISKS OF AN INVESTMENT IN PATCH; (V) HAS INDEPENDENTLY CONSIDERED AND DISCUSSED SUCH PROSPECTIVE INVESTMENT WITH THE VENDOR'S BUSINESS, LEGAL, TAX AND FINANCIAL ADVISERS AS TO THE SUITABILITY OF SUCH INVESTMENT WITH RESPECT TO THE VENDOR'S PARTICULAR FINANCIAL SITUATION, AND (VI) ON THE BASIS OF THE FOREGOING, EACH VENDOR HAS DETERMINED THAT INVESTMENT IN THE SECURITIES OFFERED HEREBY IS A SUITABLE INVESTMENT.

Part 2 - Representations, Warranties and Covenants of Patch. Patch represents, warrants and covenants to the Vendors as follows and acknowledges that the Vendors are relying on these representations, warranties and covenants in entering into this Agreement and performing their obligations under the same:

(a)     Due Incorporation. Patch is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted or proposed to be conducted by it. Patch is not in violation of any terms of its Constating Documents. Patch is not required to be licensed or qualified to conduct its business in any other jurisdiction where it is not so licensed or qualified.

(b)     Capacity and Authority. Patch has the power and capacity and good and sufficient right and authority to enter into this Agreement, the Support Agreement and the Exchange and Voting Trust Agreement on the terms and conditions set forth in each such agreement, to perform its obligations under this Agreement, the Support Agreement and the Exchange and Voting Trust Agreement. The execution and delivery of this Agreement, the Support Agreement and the Exchange and Voting Trust Agreement and the completion of the transactions contemplated herein and therein has been duly and validly authorized by all necessary corporate action on the part of Patch, and no other action on the part of the board of directors or shareholders of Patch is required in connection therewith.

(c)     Binding Agreement. This Agreement has been and the Support Agreement and the Exchange and Voting Trust Agreement will be when executed duly and validly executed and delivered by Patch and constitute legal, valid and binding obligations of Patch enforceable against Patch in accordance with their terms except as may be limited by laws of general application affecting the rights of creditors, bankruptcy, reorganization, insolvency or moratorium, and subject to the effect of general principles of equity, including the possible unavailability of specific performance or injunctive relief.

(d)     Absence of Conflict. Patch is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the assets of Patch, Exchangeable Shares, Purchased Shares or Patch Shares as a consequence of the execution and delivery of this Agreement, the Support Agreement or the Exchange and Voting Trust Agreement or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Patch is a party or by which the property of Patch is bound or affected. The execution of this Agreement, Support Agreement and the Exchange and Voting Trust Agreement and the consummation of transactions contemplated therein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any Constating Documents of Patch, any Regulations, any court or administrative order or process, any agreement or instrument to which Patch is party or by which it is bound or require Patch to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made prior to the Closing Date except for such breach or defaults as would not individually or in the aggregate constitute a Material Adverse Change in respect of Patch.

(e)     Bankruptcy / Liquidation. No proceedings have been taken, are pending or have been authorized, and no receiver or trustee has been appointed for Patch by Patch or (to the knowledge of Patch) by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Patch.

(f)     Litigation. There are no judgments, decrees, injunctions, rulings or orders of any court, arbitrator, federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency, or any actions, suits, grievances or proceedings (whether or not on behalf of Patch) commenced, or, to the knowledge of Patch, pending or threatened against or relating to Patch which may result in the imposition of an Encumbrance on the Exchangeable Shares or the Patch Shares or which may prevent, delay, make illegal or otherwise interfere with the consummation of the transactions contemplated in this Agreement. To the knowledge of Patch, no director or officer of Patch, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of Patch, there is not pending or contemplated, any investigation by the SEC involving Patch or any current or former director or officer of Patch. Neither Patch nor any property or asset of Patch is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or to the knowledge of Patch, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

(g)     Capitalization. The authorized and outstanding capitalization of Patch consists of 25,000,000 Patch Shares, par value $0.001 per share, of which 16,639,274 Patch Shares are issued and outstanding and 1,000,000 preferred shares, par value $0.01 per Share, of which no preferred shares are issued or outstanding. All of the outstanding Patch Shares have been validly issued and are outstanding as fully paid and non-assessable, shares of Patch. No Person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and its Schedules. Except as a result of the purchase and sale of the Purchased Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for any Patch Shares or contracts, commitments, understandings or arrangements by which Patch is or may become bound to issue additional Patch Shares or rights convertible or exchangeable into Patch Shares, save as disclosed in Patch's SEC Reports as hereinafter defined. Filings with the SEC will not obligate Patch to issue Patch Shares or other securities to any Person (other than each Vendor) and will not result in a right of any holder of Patch securities to adjust the exercise, conversion, exchange or reset price under such securities. Patch has reserved 757,500 Patch Shares for issuance upon exercise of outstanding Patch Options to purchase Patch Shares.

(h)     SEC Reports and Financial Statements. Patch has filed all reports, forms, statements, schedules, registration statements and other documents required to be filed by it under U.S. Securities Law for the two years preceding the date hereof (or such shorter period as Patch was required by law to file such material) (the foregoing materials, including the exhibits thereto and any forms, reports, statements, schedules, registration statements and other documents filed subsequent to the date hereof, being collectively referred to herein as the "SEC Reports") on a timely basis, all of which SEC Reports are publicly available on EDGAR All documents required to be filed as exhibits to the SEC Reports have been so filed, and all material contracts so filed as exhibits are in full force and effect, except as disclosed in the SEC Reports and those which have expired in accordance with their terms, and neither Patch nor any of its subsidiaries is in default thereunder. The SEC Reports (i) at the time they were filed or, if amended, as of the date of such amendment, complied in all material respects, and each report subsequently filed by Patch prior to the Closing Date with the SEC will comply in all material respects, with all applicable requirements of U.S. Securities Law, as in effect on the date so filed, and (ii) did not or will not, at the time they were or will be filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. No subsidiary of Patch is required to file any form, report or other document with the SEC. Patch has not received any non-routine inquires or interrogatories, whether in writing or otherwise, from the SEC or any other Governmental Authority or been the subject of any investigation, audit, review or hearing by or in front of such persons, in each case with respect to any of the SEC Reports or any of the information contained therein. The financial statements of Patch, including the notes thereto, included in the SEC Reports (the "Patch Financial Statements") are complete and correct in all material respects as of their respective dates, comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with U.S. GAAP (as such term is defined in National Instrument 52-107 Acceptable Accounting Principles, Auditing Standards and Reporting Currency) applied on a basis consistent throughout the periods indicated and consistent with each other. The Patch Financial Statements fairly present in all material respects the consolidated financial condition, operating results and cash flows of Patch and its subsidiaries at the dates and during the periods indicated therein. There has been no change in Patch's accounting policies except as described in the notes to the Patch Financial Statements. Except as and to the extent set forth in the SEC Reports, none of Patch nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by US GAAP to be set forth on a consolidated balance sheet of Patch or in the notes thereto. Except as set forth in SEC Reports from March 31, 2006 through the date hereof (i) there has not been any Material Adverse Change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of Patch and its subsidiaries, taken as a whole, and (ii) Patch and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and Patch and its subsidiaries have not taken any action that, if taken after the date of this Agreement, would constitute a breach of the covenants set forth in Section 5.2 of this Agreement. Patch has designed such internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and Patch has disclosed in its most recent SEC Reports any changes in its internal control over financial reporting that has affected or is reasonably likely to affect its internal control over financial reporting.

(i)     Listing and Maintenance Requirements. Patch has not, in the 12 months preceding the date hereof, received notice from any trading market on which the common shares of Patch is or has been listed or quoted to the effect that Patch is not in compliance with the listing or maintenance requirements of such trading market and Patch is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such requirements.

(j)     Issuance and Securities Law. The Patch Shares issuable upon exercise of the Exchangeable Shares will: (i) be validly issued, fully paid and non-assessable and not subject to pre-emptive rights or other similar rights of shareholders; (ii) be free from all liens and charges with respect to the issuance thereof; (iii) be issued or transferred to the Vendors pursuant to a valid exemption under U.S. Securities Law; (iv) be issued or transferred to the Vendors pursuant to the prospectus and registration exemption contained in section 2.16 of NI 45-106 and section 4.5 of the Companion Policy to NI 45-106; (v) be subject to the hold period prescribed in section 2.6 of NI 45-102; (vi) be subject to the hold period prescribed by Rule 144 of U.S. Securities Act unless otherwise issued in accordance with any effective registration statement;

(k)     No Vote Required. No vote of the stockholders of Patch is required by Regulation, Patch's Constating Documents or otherwise in order for Patch and Exchangeco to consummate the transactions contemplated in this Agreement except for the approval by stockholders to increase the authorized capitalization of Patch to not less than 30,000,000 Patch Shares.

(l)     Securities and Blue Sky Laws. Patch shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Exchangeable Shares and the issuance and transfer of the Patch Shares in connection with the transactions contemplated hereby.

(m)     Commitments for Capital Expenditures. Patch is not committed to make any material capital expenditures, nor have any capital expenditures been authorized by Patch other than such expenditures as disclosed in the Patch Financial Statements or to the Company.

(n)     Dividends and Distributions. Since the date of the Patch Financial Statements, Patch has not declared or paid any dividend or made any other distribution on any of its shares of any class, or redeemed or purchased or otherwise acquired any of its shares of any class, or reduced its authorized capital or issued capital, or agreed to any of the foregoing other than as disclosed to the Company.

(o)     Tax Matters. For the purposes of this Section (o) of Part 2, the term "Patch" shall mean Patch and the Patch Subsidiaries. With the exception of those matters being protested by Patch to the United States Internal Revenue Service, as disclosed to the Company, Patch states as follows:

(i)     Patch has duly and on a timely basis prepared and filed in the prescribed manner with the applicable Government Authorities Returns documents required to be filed by it in respect of all Governmental Charges and such Returns are complete and correct and clearly and fairly represent the information and tax status of Patch for all fiscal periods ending prior to the date hereof;

(ii)     Patch has paid all Governmental Charges which are due and payable on or before the date hereof and will have paid all Government charges accruing due on or before the Closing Date. Adequate provision was made in the Patch Financial Statements for all Governmental Charges for the periods covered by the Patch Financial Statements. To the best of the knowledge of Patch, Patch has no liability for Governmental Charges other than those provided for in the Patch Financial Statements and those arising in the Ordinary Course of Business of Patch since the date of the Patch Financial Statements and for which adequate provisions have been made on the books of Patch or those which have been disclosed to the Company;

(iii)     there are no actions, suits, proceedings, investigations, enquiries or claims now pending or made or, to the knowledge of Patch, threatened against Patch in respect of Governmental Charges;

(iv)     there are no Governmental Charges, assessments, re-assessments, or levies of any whatsoever nature which Patch is required or will or could be required by law to withhold, collect or pay and for which Patch could become liable, including, but without limiting the generality of the foregoing, unemployment insurance, pension plan payments, non-resident withholding tax or similar assessments, except as disclosed in the Patch Financial Statements;

(v)     all Governmental Charges, assessments, levies and source deductions which Patch is required by law to withhold or to collect, including, without limitation, unemployment insurance, employment benefits, pension plan payments and non-resident withholding tax, have been, to the best of its knowledge, duly withheld or collected, and paid over to the proper governmental authorities, or held by Patch or on behalf of it as required, and such withholdings and collections and all other payments due in connection therewith are duly reflected in the Patch Financial Statements to the date as of which they were prepared and since that date will be duly entered in the accounts of Patch;

(vi)     there are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any tax return or other document or the payment of any Governmental Charges by Patch; and

(vii)     on or before the Closing Date, all returns of Patch for capital, excise, sales or use tax required to be filed by Patch before the Closing Date shall be fully prepared and filed before the Closing Date and all such Governmental Charges of every kind and description due or payable against or payable by Patch prior to the Closing Date in respect of Patch shall have been paid by Patch.

(p)     Inspection of Financial Books and Records. Until and including the Closing Time, Patch shall make available during normal business hours, to the representatives of the Company all material books, accounts, records and other financial and accounting data of Patch (including all available unaudited financial statements) in order to enable such representatives to make an examination of the same.

(q)     Inspection of Non-Financial Books and Records. Until and including the Closing Time, Patch shall make available during normal business hours, to counsel for the Company all Material Contracts, minute books and other material corporate records and all documents of title and related records and other material data of Patch in order to enable such counsel to make an examination of the same.

(r)     No Material Adverse Change. There has not been any material change in the assets, liabilities or obligations (absolute, contingent or otherwise) of Patch from the position set forth in the Patch Financial Statements and there has not been any Material Adverse Change in respect of Patch and its subsidiaries since August 31, 2006; and since that date there have been no material facts, transactions, events or occurrences which could materially adversely affect the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or results of the operations of Patch and its subsidiaries (taken as a whole) which have not been publicly disclosed or that could affect Patch's ability to consummate the transactions contemplated by this Agreement.

(s)     Patch Financial Statements. The Patch Financial Statements fairly present, in accordance with US GAAP consistently applied, the financial position and condition of Patch and its subsidiaries on a consolidated basis at the dates thereof and the results of the operations of Patch and its subsidiaries on a consolidated basis for the periods then ended and reflect all assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of Patch as at the dates thereof.

(t)     Minute Books. The corporate records and minute books of Patch and the Patch Subsidiaries have been maintained in accordance with all applicable statutory requirements and are true and correct and contain the Constating Documents of Patch and the Patch Subsidiaries, respectively, and the minutes of all meetings and all the resolutions of the directors (and committees of directors) and shareholders of Patch.

(u)     Ownership of Subsidiaries. Patch is the registered and beneficial owner of 100% of the outstanding shares of each of the Patch Subsidiaries with good and valid title to all such shares, free and clear of all liens and encumbrances and no person, firm, corporation or other entity holds any securities convertible or exchangeable into securities of any of such subsidiaries or now has any agreement, warrant, option, right or privilege (whether pre-emptive or contractual) being or capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares, securities (including convertible securities) or warrants of any of the Patch Subsidiaries. The only subsidiaries of Patch are the Patch Subsidiaries and Patch is not affiliated with, nor is it a holding corporation of, any other body corporate.

(v)     Compliance with Applicable Laws. Each of Patch and the Patch Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations and, in particular, all applicable licensing and environmental legislation, regulations or by-laws or other lawful requirement of any governmental or regulatory bodies applicable to Patch and the Patch Subsidiaries of each jurisdiction in which Patch and the Patch Subsidiaries carries on its business (except to the extent that the failure to so comply would not have a Material Adverse Change on Patch and the Patch Subsidiaries, taken as a whole) and holds all licences, registrations and qualifications in all jurisdictions in which each of Patch and the Patch Subsidiaries carries on its business which are necessary to carry on the business of Patch and the Patch Subsidiaries (other than those, the failure of which to so hold, would not have a Material Adverse Change on Patch and the Patch Subsidiaries, taken as a whole), as now conducted and as presently proposed to be conducted and all such licenses, registrations or qualifications are valid and existing and in good standing and none of such licenses, registrations or qualifications contains any burdensome term, provision, condition or limitation which has or would reasonably be expected to have any Material Adverse Change on the business of Patch and the Patch Subsidiaries, taken as a whole, as now conducted or as proposed to be conducted.

(w)     Conduct of Operations. Any and all operations of Patch and the Patch Subsidiaries and, to the best of Patch's and the Patch Subsidiaries' knowledge, any and all operations by third parties, on or in respect of the assets and properties of Patch and the Patch Subsidiaries, have been conducted in accordance with good oilfield practices.

(x)     Petroleum and Natural Gas Property Interests. Other than Permitted Encumbrances, the Interests of Patch and the Patch Subsidiaries are free and clear of adverse claims created by, through or under Patch and the Patch Subsidiaries, except as disclosed in the Disclosed Information and that, to their knowledge, Patch and the Patch Subsidiaries hold their Interests under valid and subsisting licenses, leases, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements.

(y)     Title to Oil and Gas Properties. Although it does not warrant title, other than Permitted Encumbrances, or as publicly disclosed or disclosed in the Disclosed Information, Patch is not aware of any defects, failures or impairments to the title to its or the Patch Subsidiaries' oil and gas properties, whether or not an action, suit, proceeding or inquiry is pending or threatened and whether or not discovered by any third party which in the aggregate could reasonably be expected to have a Material Adverse Change on Patch and its subsidiaries, taken as a whole (which, for the purposes of this Section (z) of Part 2 shall mean any of such defects, failures or impairments which in aggregate could have an impact on value in excess of $50,000).

(z)     Documents of Title. To the best of Patch's knowledge, Patch has made available to Company all Documents of Title and other documents and agreements in its possession affecting the title of Patch and the Patch Subsidiaries to their oil and gas properties.

(aa)     Reserve Reports. Patch made available to AJM Petroleum Consultants and GLJ Petroleum Consultants (the "Patch Evaluators"), both of whom are independent geological and petroleum engineering consultants, all material information concerning land descriptions and well data respecting the principal oil and gas assets of Patch to permit the Patch Evaluators to complete their respective evaluation reports evaluating all of Patch's oil and natural gas reserves (the "Patch Reserve Reports") and, in particular, all material information respecting Patch's interests in the oil and gas assets identified in such evaluation reports and the royalty burdens and net profits interest burdens thereon and, to the knowledge of Patch, all such information was correct in all material respects as at the date that the same was provided to the Patch Evaluators. Patch has no knowledge of any change in any reserves information provided to the Patch Evaluators since the date that such information was so provided which would result in any material adverse change to the quantity or pre-tax present worth value of estimated future net revenue values of Patch as set out in the Patch Reserve Reports. Patch believes that the Patch Reserve Reports reasonably present the quantity and pre-tax present worth value of estimated future net revenue values of oil and natural gas reserves of Patch as at the Closing Date thereof in respect of reserves information therein based upon information available in respect of such reserves at the time each such report was prepared and the price assumptions contained therein. Patch has not requested the Patch Evaluators to evaluate any of Patch's reserves subsequent to the Closing Date of the Patch Reserve Reports.

(bb)     Environmental Matters. Except as disclosed in the Disclosed Information, or to the extent that any violation or other matter referred to in this Section (cc) of Part 2, does not have a Material Adverse Change on Patch and its subsidiaries, taken as a whole, in respect of each of Patch and the Patch Subsidiaries:

(i)     it is not in violation of any Environmental Laws;

(ii)     it has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(iii)     there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or any body of water or any municipal or other sewer or drain water systems by Patch or its subsidiaries that have not been remedied;

(iv)     no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of Patch or its subsidiaries; and

(v)     it has not failed to report to the proper Governmental Authority the occurrence of any event which is required to be so reported by any Environmental Law.

Patch holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licenses, permits and approvals are in full force and effect, and except for notifications and conditions of general application to assets of reclamation obligations under the Environmental Protection and Enhancement Act (Alberta), Patch and the Patch Subsidiaries have not received any notification pursuant to any Environmental Laws that any work, repairs, constructions or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto, or that any license, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated.

(cc)     Debt and Working Capital. As at August 31, 2006, Patch's working capital calculated in accordance with US GAAP was not less than US$1,400,000. Except for the Patch Debt, Patch has no liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise. Patch is not a party to or bound by any agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to any liabilities, obligations, indebtedness or commitments (whether accrued, absolute, contingent or otherwise) of any corporation, (including the Patch Subsidiaries), individual, partnership, joint venture, trust, association or other entity.

(dd)     No Shareholders' Rights Protection Plan. Patch does not have in place a shareholder rights protection Plan.

(ee)     Flow-Through Obligations. Patch has incurred and renounced to all purchasers of Patch Shares previously issued on a "flow-through" basis, the expenditures that Patch was committed to incur and renounce under the applicable subscription agreements for such "flow-through" Patch Shares issued on a "flow-through" basis.

(ff)     Impairment. Subject to the consent to the Transaction and related transactions of Patch's bankers, neither the making of the Transaction nor the successful completion of the Transaction will result in a Material Adverse Change pursuant to or as a result of the provisions of any agreement or Transaction to which Patch and the Patch Subsidiaries is a party.

(gg)     No Undisclosed Material Liabilities. Except: (a) as publicly disclosed or reflected in the Patch Financial Statements or in the Disclosed Information; and (b) for liabilities and obligations: (i) incurred in the ordinary course of business; or (ii) pursuant to the terms of this Agreement, Patch and the Patch Subsidiaries has not incurred any liabilities of any nature, whether accrued, contingent or otherwise (or which would be required by US GAAP to be reflected on the balance sheet of Patch) that have constituted or would be reasonably likely to constitute a Material Adverse Change.

(hh)     Employee Obligations.

(i)     All Employee Obligations due or accruing due to Patch directors, officers, employees and consultants pursuant to existing employment or consulting agreements or otherwise in accordance with applicable law and in respect of which Patch is liable for payment are described in Schedule "J" to the Agreement hereto, will have been paid and satisfied in full by Patch prior to the Closing Time and Patch and the Patch Subsidiaries will have received appropriate releases from such directors, officers, employees and consultants in favour of Patch and the Patch Subsidiaries in form and substance acceptable to Company and Patch, acting reasonably, such Employee Obligations shall not exceed US$408,501. Patch shall have taken all necessary steps and Transactions to terminate all agreements and Transactions for compensation payable to its directors, officers, employees and consultants such that other than the Employee Obligations and Officers Obligations, there shall be no further liability, financial or otherwise due from Patch to such persons or any nature or kind whatsoever. Patch shall provide Company with an Officer's Certificate to such effect at Closing.

(ii)     Employment Agreements. Except as disclosed in Schedule "J" to the Agreement, Patch and the Patch Subsidiaries are not a party to any written employment or consulting agreement or any verbal employment or consulting agreement, which may not be terminated on one months notice or which provide for a payment on a change of control of Patch.

(jj)     Employee Benefit Plans. Other than employee health Plans, Patch and the Patch Subsidiaries do not have any employee benefit Plans and have made no promises with respect to increased benefits under such Plans.

(kk)     Litigation, etc. As at the date hereof, there are no actions, suits or proceedings pending, or to the knowledge of Patch and the Patch Subsidiaries threatened, against Patch or the Patch Subsidiaries before or by any federal, provincial, state, local, foreign, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality, which action, suit or proceeding involves the possibility of any judgment against or liability of Patch or the Patch Subsidiaries or any other person which, if successful, would have a Material Adverse Change on the business, affairs, operations, assets, prospects or financial condition of Patch or the Patch Subsidiaries or materially affect the ability of Patch to consummate the transactions contemplated hereby.

(ll)     No Financial Advisor. Patch has not retained nor will it retain any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement, any transaction contemplated hereby or any transaction presently ongoing or contemplated, except for the Financial Advisor, which has been engaged as Patch's financial advisor in connection with certain matters including the transactions contemplated hereby. The total obligation of Patch to the Financial Advisor has been provided to Company in writing. After the payment of the financial obligation to the Financial Advisor described above, Patch will not have any continuing obligation to the Financial Advisor, other than those related to confidentiality, indemnification and payment of expenses.

(mm)     Disclosure. Patch has disclosed to Company in the Disclosed Information any information in its possession of which it is aware regarding any event, circumstance or action taken which could reasonably be expected to have a Material Adverse Change on the business, operations, assets, capitalization, financial condition, prospects, rights or liabilities of or relating to Patch or its subsidiaries, taken as a whole.

(nn)     No Guarantees or Indemnities. Patch and the Patch Subsidiaries are not a party to or bound by any agreement of guarantee, indemnification (other than indemnification agreements with directors and officers in accordance with the By-laws of Patch or its subsidiaries and Applicable Laws and other than standard indemnities in favour of purchasers of assets in purchase and sale agreements or indemnities and guarantees in favour of Patch's bankers or agents on financings, or any other like commitment of the obligations, liabilities (contingent or otherwise) of indebtedness of any other person.

(oo)     No Loans. As at the date of this Agreement, Patch and the Patch Subsidiaries have no loans or other indebtedness currently outstanding which have been made to or from any of their shareholders, officers, directors or employees or any other person not dealing at arm's length with Patch and the Patch Subsidiaries that are currently outstanding other than the loan of US$150,000 to Damascus.

(pp)     No Net Profits Interests. No officer, director, employee or any other person not dealing at arm's length with Patch or, to the knowledge of Patch, any associate or Affiliate of any such person, owns, has or is entitled to any royalty, net profits interest, carried interest or any other encumbrances or Claims of any nature whatsoever which are based on production from Patch's or the Patch Subsidiaries' property or assets or any revenue or rights attributed thereto.

(qq)     No Cease Trade Orders. No securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of Patch and Patch is not in default of any requirement of applicable securities laws that would have a material effect on the transactions contemplated by this Agreement.

(rr)     No Material Transactions. Except as publicly disclosed and in the Disclosed Information, Patch has not incurred, assumed or suffered any liability (absolute, accrued, contingent or otherwise) or entered into any transaction, which is or may be material to Patch and its subsidiaries, taken as a whole, which is not in the ordinary course of business. For the purposes of this representation and warranty, liabilities or transactions shall be deemed to be material where such liabilities or transactions are in excess of $50,000.

(ss)     No Swaps. Patch and the Patch Subsidiaries currently have no outstanding Swaps.

(tt)     Confidentiality Agreements. Other than in connection with the Transaction, Patch has not negotiated any Take-over Proposal with any person who has not entered into a confidentiality agreement or provided access to the confidential information in respect of Patch and the Patch Subsidiaries to any person who has not entered into a confidentiality agreement. Patch and the Patch Subsidiaries will not amend, modify or provide any consents under such confidentiality agreements or provide any release from, or relaxation of, the obligations under such confidentiality agreements to any of the other parties thereto. Patch has not waived the applicability of any "standstill" or other provisions of any confidentiality agreements entered into by Patch.

(uu)     Restrictions on Business. Patch and the Patch Subsidiaries are not a party to or bound or affected by any commitment, agreement or document containing any covenant expressly limiting their freedom to compete in any line of business, compete in any geographic region, transfer or move any of their respective assets or operations, where such covenant would have a Material Adverse Change on the business of Patch and its subsidiaries, taken as a whole.

(vv)     Auditor Recommendations. To the best of its knowledge, Patch has not received any management recommendation letters relating to Patch from Patch's current auditor, since the incorporation of Patch.

(ww)     Insurance. Policies of insurance in force as of the date hereof naming Patch and the Patch Subsidiaries as insureds adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of Patch and the Patch Subsidiaries. All such policies of insurance shall remain in force and effect and shall not be cancelled or otherwise terminated as a result of the transactions contemplated hereby or by the Transaction. There are no outstanding, pending or threatened insurance claims.

(xx)     General Patch Representations.

(i)     Patch has made all filings required under Applicable Laws with the applicable regulatory authorities, all such filings have been made in a timely manner, and all such filings and information and statements contained therein and any other information or statements disseminated to the public by Patch, were true, correct and complete and did not contain any misrepresentation, as at the date of such information or statements; and

(ii)     no securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of Patch and Patch is not in default of any requirement of Applicable Laws that would have a material effect on the transactions contemplated by this Agreement.

Part 3 Representations, Warranties and Covenants of Exchangeco. Exchangeco and Patch jointly and severally represent, warrant and covenant to the Vendors as follows and acknowledge that the Vendors are relying on these representations, warranties and covenants in entering into this Agreement and performing their obligations under the same:

(a)     Due Incorporation. Exchangeco is a corporation duly incorporated and organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted or proposed to be conducted by it. Exchangeco is not in violation of any terms of its Constating Documents. Exchangeco is not required to be licensed or qualified to conduct its business in any other jurisdiction where it is not so licensed or qualified.

(b)     Capacity and Authority. Exchangeco has the power and capacity and good and sufficient right and authority to enter into this Agreement, Support Agreement and the Exchange and Voting Trust Agreement on the terms and conditions set forth in each such agreement and to perform its obligations under this Agreement, Support Agreement and the Exchange and Voting Trust Agreement. The execution and delivery of this Agreement, Support Agreement and the Exchange and Voting Trust Agreement and the completion of the transaction contemplated herein has been duly and validly authorized by all necessary corporate action on the part of Exchangeco, and no other action on the part of the board of directors or shareholders of Exchangeco is required in connection therewith.

(c)     Binding Obligation. This Agreement has been and the Support Agreement and the Exchange and Voting Trust Agreement will be when executed duly and validly executed and delivered by Exchangeco and constitute legal, valid and binding obligations on its part enforceable against Exchangeco in accordance with their terms except as may be limited by laws of general application affecting the rights of creditors, bankruptcy, reorganization, insolvency or moratorium, and subject to the effect of general principles of equity, including the possible unavailability of specific performance or injunctive relief.

(d)     Absence of Conflict. Exchangeco is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the Exchangeable Shares or Patch Shares as a consequence of the execution and delivery of this Agreement, Support Agreement or the Exchange and Voting Trust Agreement or the consummation of the transactions contemplated in this Agreement, Support Agreement or the Exchange and Voting Trust Agreement or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Exchangeco is a party or by which the property of

Exchangeco is bound or affected. Exchangeco's execution of this Agreement, Support Agreement and the Exchange and Voting Trust Agreement and the consummation of transactions contemplated therein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any Constating Documents of Exchangeco, any Regulations, court or administrative order or process, any agreement or instrument to which Exchangeco is party or by which it is bound or require Exchangeco to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made prior to the Closing Date except for such breach or defaults as would not individually or in the aggregate constitute a Material Adverse Change in respect of Exchangeco.

(e)     Capitalization. The authorized and outstanding capitalization of Exchangeco consists of an unlimited number of Common Shares and Preferred Shares. All of the outstanding shares in the capital of Exchangeco have been validly issued and are outstanding as fully paid and non-assessable shares of Exchangeco and are registered in the name of Patch. No Person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and its Schedules. Except as a result of the purchase and sale of the Purchased Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for any shares of Exchangeco or contracts, commitments, understandings or arrangements by which Exchangeco is or may become bound to issue additional shares of Exchangeco or rights convertible or exchangeable into shares of Exchangeco.

(f)     Bankruptcy/Liquidation. No proceedings have been taken, are pending or have been authorized, and no receiver or trustee has been appointed for Exchangeco by Exchangeco or (to the knowledge of Exchangeco) by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Exchangeco.

(g)     Litigation. There are no judgements, decrees, injunctions, rulings or orders of any court, arbitrator, federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency, or any actions, suits, grievances or proceedings (whether or not on behalf of Exchangeco) commenced, pending or threatened against or relating to Exchangeco which may result in the imposition of a Encumbrance on the Exchangeable Shares or which may prevent, delay, make illegal or otherwise interfere with the consummation of the transactions contemplated in this Agreement. Neither Exchangeco nor any property or asset of Exchangeco is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or to the knowledge of Exchangeco, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

(h)     Issuance and Securities Law. The Exchangeable Shares issuable to the Vendors will: (i) be validly issued, fully paid and non-assessable and not subject to pre-emptive rights or other similar rights of shareholders; (ii) be free from all liens and charges with respect to the issuance thereof; (iii) be issued to the Vendors pursuant to a valid exemption under U.S. Securities Law; (iv) be issued to the Vendors pursuant to the prospectus and registration exemption contained in section 2.16 of NI 45-106; (v) the exchange, redemption or retraction of the Exchangeable Shares for Patch Shares in accordance with the provisions of the Exchangeable Shares and the Exchange and Voting Trust Agreement shall be exempt from the prospectus and registration requirements of Canadian Securities Laws pursuant to the exemption contained in section 2.16 of NI 45-106 and section 4.5 of the Companion Policy to NI 45-106; (vi) be subject to the hold period prescribed in Section 2.4 of NI 45-102; (vii) be subject to the hold period prescribed by Rule 144 of U.S. Securities Act; and (viii) be registered or exempt from registration under applicable "blue sky laws".

(i)     No Vote Required. No vote of the stockholders of Exchangeco is required by Regulation, Exchangeco's Constating Documents or otherwise in order for Exchangeco to consummate the transactions contemplated in this Agreement.

(j)     Priority. Notwithstanding any term of Exchangeco's Constating Documents to the contrary, the terms and provisions of this Agreement and the Exchange and Voting Trust Agreement shall prevail such that the directors of Exchangeco will only authorize the exchange of the Exchangeable Shares for Patch Shares in accordance with the terms of the Exchange and Voting Trust Agreement.

(k)     Inspection of Financial Books and Records. Until and including the Closing Time, Exchangeco shall make available to the representatives of the Vendors all material books, accounts, records and other financial and accounting data of Exchangeco (including all available unaudited financial statements) in order to enable such representatives to make an examination of the same and shall cause the accountants of Exchangeco to give all such material information concerning the affairs of same to such representatives as such representatives may reasonably request.

(l)     Inspection of Non-Financial Books and Records. Until and including the Closing Time, Exchangeco shall make available to counsel for the Vendors all material contracts of Exchangeco, minute books and other corporate records and all documents of title and related records and other material data of Exchangeco in order to enable such counsel to make an examination of the same and without limiting the generality of the foregoing, including such technical and market information as the Vendors consider appropriate and all environmental permits, licenses and approvals.

(m)     Tax Status. Exchangeco is a "taxable Canadian corporation" within the meaning of the Tax Act.

Part 4 - Representations, Warrants and Covenants of the Company. The Company hereby represents, warrants and covenants to Exchangeco and Patch as follows, and acknowledge that Exchangeco and Patch are relying on these representations, warranties and covenants in entering into this Agreement and performing their obligations under the same:

(a)     Due Incorporation. The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the Province of Alberta with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted or proposed to be conducted by it. The Company is not in violation of any terms of its Constating Documents. The Company is not required to be licensed or qualified to conduct its business in any other jurisdiction where it is not so licensed or qualified.

(b)     Authorized Capital. The authorized share capital of the Company consists of an unlimited number of Company Shares and an unlimited number of preferred shares of which a total of 18,852,978 Company Shares are validly issued and outstanding as fully paid and non-assessable.

(c)     Shareholders of the Company - Schedule "B" hereto contains a complete and accurate list of each registered holder of issued and outstanding Purchased Shares and sets out the residence or principal place of business of each holder.

(d)     No Option to Purchase. No person has any agreement, right or option (whether direct, indirect or contingent or whether pre-emptive, contractual or by law) to purchase, or otherwise acquire any of the unissued shares in the capital of the Company, or for the issue of any other securities of any nature or kind of the Company.

(e)     Exempt Take-Over Bid. The Company is not a "reporting issuer" as such term is defined in the Securities Act (Alberta), the Purchased Shares are not traded on an organized market and there are less than 50 security holders of the Company, excluding holders who are or have been employees of the Company or of an affiliate of the Company.

(f)     No Share Restrictions. Except as provided for in this Agreement, none of the outstanding common shares of the Company are subject to escrow restrictions, pooling arrangements, voting trusts or any form of shareholders agreements, whether voluntary or otherwise.

(g)     Material Contracts. Each Material Contract is in good standing and in full force and effect with no amendments except as set forth in Schedule "H" and the Company is entitled to all rights and benefits thereunder. The Material Contracts, including any amendments thereto or extensions thereof are, to the Vendors' knowledge, valid and binding obligations of the parties thereto enforceable in accordance with their respective terms. The Company has complied with all material terms of the Material Contracts, has paid all material amounts due thereunder, has not waived any material rights thereunder and no material default or breach exists in respect thereof on the part of the Company, or to the Vendors' knowledge, on the part of any of the other parties thereto and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute such a material default or breach. All amounts payable to the Company under the Material Contracts, which have not yet been paid to the Company, are still due and owing to the Company without any right of set-off.

(h)     No Claims. There are no claims, actions, suits, judgments, litigation or proceedings pending against or affecting the Company which will constitute or may constitute a Material Adverse Change for the Company after giving effect to the Transaction or which may prevent the completion of the Transaction, and the Company is not aware of any existing ground on which any such claim, action, suit, judgment, litigation or proceeding might be commenced with any reasonable likelihood of success.

(i)     Financial Statements. The Company Financial Statements and the notes thereto for the period ended December 14, 2006 fairly present, in all material respects, the financial position, results of operations, earnings and cash flow of the Company as at such date and for the periods indicated therein and such financial statements have been prepared in accordance with Canadian generally accepted accounting principles that were applicable as of the date thereof applied on a consistent basis.

(j)     No Material Adverse Change. There has been no Material Adverse Change in relation to the Company since December 14, 2006.

(k)     Binding Agreement. This Agreement, has been duly and validly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

(l)     Absence of Conflict. The Company is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the assets of the Company or the Purchased Shares as a consequence of the execution and delivery of this Agreement or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected. The consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any Constating Documents of the Company, any Regulations, any court or administrative order or process, any agreement or instrument to which the Company is party or by which it is bound or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made prior to the Closing Date except for such breaches, defaults, approvals, consents, waivers or filings as would not individually or in the aggregate have a Material Adverse Affect on the Company.

(m)      Bankruptcy / Liquidation. No proceedings have been taken, are pending or have been authorized, and no receiver or trustee has been appointed for the Company by the Company or (to the knowledge of the Company) by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Company.

(n)      No Guarantees. Except as disclosed in the Company Financial Statements, the Company is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Persons except in the Ordinary Course of Business.

(o)      Litigation. There are no judgments, decrees, injunctions, rulings or orders of any court, arbitrator, federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency, or any actions, suits, grievances or proceedings (whether or not on behalf of the Company) commenced, or, to the knowledge of the Company, pending or threatened against or relating to the Company which may result in the imposition of an Encumbrance on the Purchased Shares or which may prevent, delay, make illegal or otherwise interfere with the consummation of the transactions contemplated in this Agreement. To the knowledge of the Company, no director or officer of the Company, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The Company is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

(p)      Partnerships or Joint Ventures. Except as disclosed in the Material Contracts, the Company is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not a party to any agreement under which the Company agrees to carry on any material part of its business or any other activity in such manner or by which the Company agrees to share any revenue or profit with any other Persons.

(q)      Officers and Directors of the Company. The only officers and directors of the Company are as hereinafter set forth:

Name	Office

Michael S. Vandale	President, Chief Executive Officer and Director

Curtis R. Stewart	Director

(r)      Management Contracts. Except as provided in the Material Contracts, the Company is not a party to any written management contract or employment agreement, including without limitation, any contract which provides for the payment of severance in lieu of notice upon termination thereof or for a right of payment in the event of a change in control of the Company.

(s)      Corporate Records. As of the date hereof, the corporate records and minute books of the Company are materially complete and accurate. The share certificate books, register of transfers and register of directors and any similar corporate records of the Company are complete and accurate in all material respects.

(t)      Liabilities of the Company. There are no material liabilities, contingent or otherwise, of the Company of any kind whatsoever, including without limitation, any bonds, debentures, mortgages, promissory notes, loan agreements, inter-company debt, or liabilities of any kind, other than the:

(i)      Liabilities disclosed or reflected in or provided for in the Company Financial Statements or this Agreement; and

(ii)      liabilities incurred since the date of the Company Financial Statements which were incurred in the Ordinary Course of Business.

(u)      Prepaid Expenses. All prepaid expenses reflected in the Company Financial Statements, and all expenses prepaid by the Company subsequent to the Company Financial Statements were prepaid in accordance with the regular business practices of the Company, consist of expenses that were incurred in the ordinary course of business of the Company, consistent with past practice, and are valued at reasonable amounts based on the Ordinary Course of Business of the Company within the past six months. There has not been any material write-down or write-off of, or other adjustments to, such prepaid expenses by the Company since the date of the Company Financial Statements.

(v)      No Material Adverse Change. There has not been any material change in the assets, liabilities or obligations (absolute, contingent or otherwise) of Company from the position set forth in the Company Financial Statements and there has not been any Material Adverse Change in respect of Company since December 14, 2006; and since that date there have been no material facts, transactions, events or occurrences which could materially adversely affect the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or results of the operations of Company which have not been publicly disclosed or that could affect Company's ability to consummate the transactions contemplated by this Agreement.

(w)      Company Financial Statements. The Company Financial Statements fairly present, in accordance with Canadian GAAP, consistently applied, the financial position and condition of Company and its subsidiaries on a consolidated basis at the dates thereof and the results of the operations of Company and its subsidiaries on a consolidated basis for the periods then ended and reflect all assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of Company as at the dates thereof.

(x)      Minute Books. The corporate records and minute books of the Company have been maintained in accordance with all applicable statutory requirements and are true and correct and contain the Company Constating Documents and the minutes of all meetings and all the resolutions of the directors (and committees of directors) and shareholders of Company.

(y)      Ownership of Subsidiaries. Company has no subsidiaries.

(z)      Compliance with Applicable Laws. The Company has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations and, in particular, all applicable licensing and environmental legislation, regulations or by-laws or other lawful requirement of any governmental or regulatory bodies applicable to Company of each jurisdiction in which Company carries on its business (except to the extent that the failure to so comply would not have a Material Adverse Change on Company taken as a whole) and holds all licences, registrations and qualifications in all jurisdictions in which each of Company carries on its business which are necessary to carry on the business of Company (other than those, the failure of which to so hold, would not have a Material Adverse Change on Company, taken as a whole), as now conducted and as presently proposed to be conducted and all such licenses, registrations or qualifications are valid and existing and in good standing and none of such licenses, registrations or qualifications contains any burdensome term, provision, condition or limitation which has or would reasonably be expected to have any Material Adverse Change on the business of Company, taken as a whole, as now conducted or as proposed to be conducted.

(aa)      Conduct of Operations. Any and all operations of Company and, to the best of Company's knowledge, any and all operations by third parties, on or in respect of the assets and properties of Company, have been conducted in accordance with good oilfield practices.

(bb)      Petroleum and Natural Gas Property Interests. Other than Permitted Encumbrances, the Interests of Company are free and clear of adverse claims created by, through or under Company, except as disclosed in the Disclosed Information and that, to their knowledge, Company hold its Interests under valid and subsisting licenses, leases, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements.

(cc)      Title to Oil and Gas Properties. Although it does not warrant title, other than Permitted Encumbrances, or as publicly disclosed or disclosed in the Disclosed Information, Company is not aware of any defects, failures or impairments to the title to its oil and gas properties, whether or not an action, suit, proceeding or inquiry is pending or threatened and whether or not discovered by any third party which in the aggregate could reasonably be expected to have a Material Adverse Change on Company and its subsidiaries, taken as a whole (which, for the purposes of this Section (dd) of Part 4 shall mean any of such defects, failures or impairments which in aggregate could have an impact on value in excess of $50,000).

(dd)       Documents of Title. To the best of Company's knowledge, Company has made available to Patch all Documents of Title and other documents and agreements in its possession affecting the title of Company to its oil and gas properties.

(ee)      Environmental Matters. Except as disclosed in the Disclosed Information, or to the extent that any violation or other matter referred to in this Section (ff) of Part 4 does not have a Material Adverse Change on Company and its subsidiaries, taken as a whole, in respect of each of Company:

(i       it is not in violation of any applicable federal, provincial, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters (collectively, "Environmental Laws");

(ii)       it has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(iii)       there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or any body of water or any municipal or other sewer or drain water systems by Company or its subsidiaries that have not been remedied;

(iv)       no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of Company or its subsidiaries; and

(v)      it has not failed to report to the proper Governmental Authority the occurrence of any event which is required to be so reported by any Environmental Law.

Company holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licenses, permits and approvals are in full force and effect, and except for notifications and conditions of general application to assets of reclamation obligations under the Environmental Protection and Enhancement Act (Alberta), Company has not received any notification pursuant to any Environmental Laws that any work, repairs, constructions or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto, or that any license, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated.

(ff)      Reserve Report. Company made available to DeGolyer and MacNaughton ("DeGolyer"), independent geological and petroleum engineering consultants, all material information concerning land descriptions and well data respecting the principal oil and gas assets of Company to permit DeGolyer to complete the evaluation report dated November 23, 2006 and effective September 30, 2006 prepared by DeGolyer, evaluating a portion of Company's oil and natural gas reserves (the "DeGolyer Reserve Report") and, in particular, all material information respecting Company's interests in the oil and gas assets identified in such evaluation report and the royalty burdens and net profits interest burdens thereon and, to the knowledge of Company, all such information was correct in all material respects as at the date that the same was provided to DeGolyer. Company has no knowledge of any change in any reserves information provided to DeGolyer since the date that such information was so provided which would result in any material adverse change to the quantity or pre-tax present worth value of estimated future net revenue values of Company as set out in the DeGolyer Reserve Report. Company believes that the DeGolyer Reserve Report reasonably presents the quantity and pre-tax present worth value of estimated future net revenue values of oil and natural gas reserves of Company as at the Closing Date thereof in respect of reserves information therein based upon information available in respect of such reserves at the time each such report was prepared and the price assumptions contained therein. Company has not requested DeGolyer to evaluate any of Company's reserves subsequent to the Closing Date of the DeGolyer Reserve Report.

(gg)      Tax Matters.

(i)      All Returns required to be filed by or on behalf of Company have been duly filed and such Returns were complete and correct in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, or have been accrued for in the Company Financial Statements and no other Taxes are payable by Company with respect to items or periods covered by such Returns.

(ii)      Company has paid or provided adequate accruals for taxes as at December 14, 2006 in its financial statements as at and for the period ended dated December 14, 2006, in conformity with Canadian GAAP applied on a basis consistent with those of prior years.

(iii)      For all periods covered by the filed Returns disclosed in the Disclosed Information, Company has made available to Patch true and complete copies of: (i) material portions of income tax audit reports, statements of deficiencies, Closing or other agreements received by Company or on behalf of Company relating to Taxes; and (ii) all material federal, provincial, state, local or foreign income or franchise tax returns for Company.

(iv)      No material deficiencies exist or have been asserted with respect to Taxes paid by Company or as disclosed in the Disclosed Information. Company is not a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or to Company's actual knowledge threatened against Company or any of its assets. Except as disclosed in the Disclosed Information, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Company. There is no audit in process, pending or, to the actual knowledge of Company, threatened by a governmental or taxing authority relating to the Returns of Company for the last three years.

(v)      Company has withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Tax Act, all amounts required by law and will continue to do so until the Closing Time and has remitted such withheld amounts within the prescribed periods to the appropriate Government Authority. Company has remitted all Canada Pension Plan contributions, unemployment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees and has or will have remitted such amounts to the proper Governmental Authority within the time required by applicable law. Company has charged, collected and remitted on a timely basis all Taxes as required by applicable law on any sale, supply or delivery whatsoever, made by Company.

(vi)      To Company's knowledge, all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of its hydrocarbon substances, or the receipt of proceeds therefrom, payable in respect of its oil and gas assets prior to the date hereof have been properly and fully paid and discharged, and there are no unpaid taxes or assessments which could result in a lien or charge on its oil and gas assets.

(hh)      Flow-Through Obligations. Company has incurred and renounced to all purchasers of Company Shares previously issued on a "flow-through" basis the expenditures that Company was committed to incur and renounce under the applicable subscription agreements for such "flow-through" Company Shares issued on a "flow-through" basis.

(ii)      Impairment. Neither the entering into of this Agreement nor the successful completion of the Transaction will result in a Material Adverse Change pursuant to or as a result of the provisions of any agreement or Transaction to which Company is a party.

(jj) No Undisclosed Material Liabilities. Except: (a) as publicly disclosed or reflected in the Company Financial Statements or in the Disclosed Information; and (b) for liabilities and obligations: (i) incurred in the ordinary course of business; or (ii) pursuant to the terms of this Agreement, Company has not incurred any liabilities of any nature, whether accrued, contingent or otherwise (or which would be required by Canadian GAAP to be reflected on the balance sheet of Company) that have constituted or would be reasonably likely to constitute a Material Adverse Change.

(kk)       Litigation, etc. As at the date hereof, there are no actions, suits or proceedings pending, or to the knowledge of Company threatened, against Company before or by any federal, provincial, state, local, foreign, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality, which action, suit or proceeding involves the possibility of any judgment against or liability of Company or any other person which, if successful, would have a Material Adverse Change on the business, affairs, operations, assets, prospects or financial condition of Company or materially affect the ability of Company to consummate the transactions contemplated hereby.

(ll)       No Financial Advisor. Company has not retained nor will it retain any financial advisor, broker, agent or finder, or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

(mm)       Disclosure. Company has disclosed to Patch in the Disclosed Information any information in its possession of which it is aware regarding any event, circumstance or action taken which could reasonably be expected to have a Material Adverse Change on the business, operations, assets, capitalization, financial condition, prospects, rights or liabilities of or relating to Company.

(nn)      No Guarantees or Indemnities. Company is not a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the By-laws of Company and Applicable Laws and other than standard indemnities in favour of purchasers of assets in purchase and sale agreements or indemnities and guarantees in favour of Company's bankers or prior underwriters and guarantees) or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person.

(oo)      No Loans. As of the date of this Agreement, Company has no loans or other indebtedness currently outstanding which have been made to or from any of its shareholders, officers, directors or employees or any other person not dealing at arm's length with Company that are currently outstanding.

(pp)      No Net Profits Interests. No officer, director, employee or any other person not dealing at arm's length with Company or, to the knowledge of Company, any associate or Affiliate of any such person, owns, has or is entitled to any royalty, net profits interest, carried interest or any other encumbrances or claims of any nature whatsoever which are based on production from Company's property or assets or any revenue or rights attributed thereto.

(qq)      No Cease Trade Orders. No securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of Company and Company is not in default of any requirement of applicable securities laws that would have a material effect on the transactions contemplated by this Agreement.

(rr)      No Material Transactions. Since December 14, 2006 except as disclosed to Patch, Company has not incurred, assumed or suffered any liability (absolute, accrued, contingent or otherwise) or entered into any transaction, which is or may be material to Company, which is not in the ordinary course of business. For the purposes of this representation and warranty, liabilities or transactions shall be deemed to be material where such liabilities or transactions are in excess of $50,000.

(ss)      No Swaps. Company currently has no outstanding Swaps.

(tt)      Insurance. Policies of insurance in force as of the date hereof naming Company as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of Company. All such policies of insurance shall remain in force and effect and shall not be cancelled or otherwise terminated as a result of the transactions contemplated hereby or by the Transaction. There are no outstanding, pending or threatened insurance claims.

(uu)      Restrictions on Business. Company is not a party to or bound or affected by any commitment, agreement or document containing any covenant expressly limiting their freedom to compete in any line of business, compete in any geographic region or transfer or move any of their respective assets or operations, where such covenant would have a Material Adverse Change on the business of Company and its subsidiaries, taken as a whole.

(vv)      Auditor Recommendations. Company has not received any management recommendation letters relating to Company from Company's current auditor since the incorporation of Company.

(ww)      General Company Representations:

(i)      Company has made all filings required under Applicable Laws with the applicable regulatory authorities, all such filings have been made in a timely manner, and all such filings and information and statements contained therein and any other information or statements disseminated to the public by Company were true, correct and complete and did not contain any misrepresentation as at the date of such information or statements; and

(ii)      no securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of Company and Company is not in default of any requirement of Applicable Laws that would have a material effect on the transactions contemplated by this Agreement.

SCHEDULE "E"

Support AGREEMENT

Please see attached.

SCHEDULE "F"

Escrow AGREEMENT

intentionally left blank

SCHEDULE "D" PART II DISCLOSURE ANNEX G

CAPITALIZATION OF PATCH

Patch's authorized capital stock consists of 25,000,000 shares, all of which are common shares, par value $0.001 per share and 1,000,000 preferred shares, par value $0.01 of which there are 16,639,274 common shares issued and outstanding and no preferred shares issued or outstanding as of the date hereof.

SCHEDULE "G"

Exchange AND VOTING TRUST AGREEMENT

Please see attached.

SCHEDULE "H"

MATERIAL CONTRACTS

1.      Farmout Agreement dated November 30, 2006 between Damascus Energy Inc. and Bounty Developments Ltd.

2.      Letter Agreement dated December 1, 2006 between Damascus Energy Inc. and Patch International Inc.

3.      Finder's Fee Agreement dated November 30, 2006 among Damascus Energy Inc., Michael S. Vandale and 1284810 Alberta Ltd.

SCHEDULE "I"

OPTIONS BY HOLDER

Patch International Inc.

Options by Holder

December 14, 2006
				Includes 2.5 for 1 forward split
	expiry date	ex price post-2.5 for 1 split	Optionee	QUARTER 3 28-Feb-06 2/28/2006	Weighted Life Remaining:	Weighted Price:	Weighted Life Remaining:	Weighted Price:	granted	reinstated	exercised	canc/ expired	QUARTER 1 30-Nov.-06 11/30/2006

$0.22 - $0.40
	24-Nov-06	$0.40	D. Stadnyk	62,500	0.02	0.01						-62500	-
	24-Nov-06	$0.40	W. Cabell	62,500	0.02	0.01						-62500	-
	2-Oct-06	$0.26	D. Stadnyk	50,000	0.01	0.01						-50000	-
	2-Oct-06	$0.26	W. Cabell	50,000	0.01	0.01						-50000	-
	26-Feb-06	$0.30	W. Cabell	-	-								-
	29-Oct-09	$0.28	J. Thornton	12,500	0.02	0.00							-
	29-Oct-09	$0.28	W. Cabell	-									-
	29-Oct-09	$0.28	D. Jeffery	-									-
	29-Oct-09	$0.28	D. Mancin	100,000	0.15	0.01						-100000	-
	29-Oct-09	$0.28	R. Jarva	-									-
	15-Nov-09	$0.22	R. Grace	-									-
				437,500								-325000	100,000
													-
$0.28	REPRICED FROM $0.66 ON OCT 29, 2004												-
	15-Mar-07	$0.28	D. Jeffery	-									-
	15-Mar-07	$0.28	M. Van Dale	-	-								-
	15-Mar-07	$0.28	P. Shephard	62,500	0.03	0.01						-62500	-
	15-Mar-07	$0.28	B. Heaney	-									-
				62,500									62,500
													-
$0.28													-

	19-Apr-06	$0.28	C.Goodwin	-				-
	19-Apr-07	$0.28	K.Echikh	50,000	0.02	0.01		50,000
	19-Apr-06	$0.28	L.Shuvaloff	-				-
	19-Apr-06	$0.28	R.Grace	-				-
				87,500				87,500
								-
$0.40								-
	22-Aug-10	$0.40	G. Tsafalas	75,000	0.14	0.01		-
				75,000				-
								-
$0.56								-
	2-Sep-06	$0.56	T.Mayenknecht	100,000	0.02	0.02	-75000	-
	2-Sep-06	$0.56	S.Vukanovich	25,000	0.01	0.01		-
	2-Sep-06	$0.56	L.Shuvaloff	12,500	0.00	0.00		-
	2-Sep-06	$0.56	R.Grace	87,500	0.02	0.02		-
	2-Sep-10	$0.56	G.Tsafalas	187,500	0.35	0.04		-
	2-Sep-06	$0.56	L.Blonde	50,000	0.01	0.01		-
	2-Sep-06	$0.56	A.Dey	125,000	0.03	0.03		-
	2-Sep-10	$0.56	D.Stadnyk	250,000	0.47	0.06		250,000
	2-Sep-10	$0.56	W.Cabell	125,000	0.24	0.03		-
				962,500			-75000	250,000
								-
$0.44								-
	2-Dec-06	$0.44	R. Grace					-
				125,000				125,000
								-
$0.48								-
	23-Jan-07	$0.48	M.Vandale	125,000	0.05	0.03		-
				125,000				-
								-
$0.80								-
	13-Feb-07	$0.80	D.Clark	80,000	0.10	0.08		220,000
	13-Feb-07	$0.80	D.Duval	62,500	0.03	0.02		62,500

	13-Feb-07	$0.80	J. Thornton	37,500	0.02	0.01							-
				512,500									345,000
REPRICED FROM 1.54 TO 0.90 ON AUG.30													-
$0.90													-
	15-May-08	$0.90	J.Thornton										62,500
	15-May-08	$0.90	D.Clark										50,000
	15-May-08	$0.90	D.Stadnyk										50,000
	15-May-08	$0.90	C.Dawes										35,000
	15-May-08	$0.90	L.Blonde										35,000
	1-Jun-08	$0.90	W.Cabell										50,000
	30-Aug.-08	$0.90	J.Gigliotti										10,000
	30-Aug.-08	$0.90	D.Clark										25,000
	30-Aug.-08	$0.90	G.Tsafalas										25,000
	30-Aug.-08	$0.90	L.Blonde										40,000
													-
													757,500

				2,387,500	2.40	0.53	-	-	-	-	-	(400,000)	1,605,000

SCHEDULE "J"
Employee Obligations

Severance and Termination Obligations Pursuant to Written Agreements
Employee	Amount Owing
David Stadnyk	US$175,000.00
George Tsafalas	US$75,000.00
John Thornton	US$75,000.00
Winston Cabell	US$25,000.00
David Clark	US$30,000.00
Winston Cabell	CAD$12,000.00
Laila Shuvaloff	CAD$3,500.00

EXCHANGE AND VOTING TRUST AGREEMENT

THIS EXCHANGE AND VOTING TRUST AGREEMENT made as of the 15th day of December, 2006.

AMONG:

PATCH INTERNATIONAL INC. a corporation subsisting under the laws of the State of Nevada; having its principal office at 1220, 666 Burrard Street, Vancouver, British Columbia, Canada V6C 2X8,

("Patch");

AND:

PATCH ENERGY INC., a corporation incorporated under the federal laws of Canada; with its principal office at 1220, 666 Burrard Street, Vancouver, British Columbia, Canada V6C 2X8,

("Exchangeco");

AND:

1286664 ALBERTA LTD., a corporation incorporated pursuant to the laws of the Province of Alberta, Canada with its principal office at 22 Barclay Walk S.W., Calgary, Alberta T2P 4V9,

(the "Trustee");

AND:

EACH OF THOSE PERSONS holding shares of the Exchangeco, as listed in Appendix A hereto;

(individually a "Shareholder" and collectively the "Shareholders");

WHEREAS the Exchangeco is a wholly-owned subsidiary of Patch;

WHEREAS pursuant to a share exchange agreement dated as of December 15, 2006 (the "Purchase Agreement") by and among Patch, Exchangeco, the Shareholders and Damascus Energy Inc. (the "Company"), Exchangeco agreed to acquire all of the issued and outstanding common shares of the Company from the Shareholders in consideration of: Exchangeco issuing to the Shareholders a total of 9,426,489 Exchangeable Shares (as herein defined);

AND WHEREAS in accordance with the Purchase Agreement, this Agreement stipulates the means by which: (i) the Shareholders have voting rights in Patch; (ii) the Trustee holds the Patch Preferred Share; and (iii) the Shareholders exercise their rights of conversion of the Exchangeable Shares;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

Article 1
DEFINITIONS AND INTERPRETATION

1.1       DEFINITIONS

In this Agreement, the following terms shall have the following meanings:

"Affiliate" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise, provided that for the purpose of this Agreement, a Shareholder shall not be deemed to be an Affiliate of Patch solely as a result of the ownership of Exchangeable Shares by such Shareholder, the rights of Shareholders under the Exchangeable Share Provisions, the Support Agreement and the Purchase Agreement, and the Shareholder being a beneficiary of the rights granted to the Trustee under this Agreement.

"Automatic Exchange Rights" means the benefit of the obligation of Patch to effect the automatic exchange of Exchangeable Shares for Patch Shares pursuant to section 4.11 hereof.

"Board of Directors" means the Board of Directors of Exchangeco.

"Business Day" means a day other than a Saturday, Sunday or a day when banks are not open for business in Calgary, Alberta.

"Current Market Price" shall have the meaning attributed to such term in the Exchangeable Share Provisions.

"Exchangeable Shares" means the Series A Preferred shares in the capital of Exchangeco, including the Exchangeable Shares issuable under the Purchase Agreement.

"Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attached to the Exchangeable Shares, substantially in the form set out in Schedule "A" to the Support Agreement.

"Insolvency Event" means the institution by Exchangeco of any proceeding to be adjudicated bankrupt or insolvent or to be dissolved or wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within fifteen (15) days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 6.6 of the Exchangeable Share Provisions.

"Insolvency Exchange Right" has the meaning ascribed thereto in section 4.1.

"Liquidation Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"Liquidation Event" has the meaning ascribed thereto in section 4.11(a).

"Liquidation Event Effective Date" has the meaning ascribed thereto in section 4.11(c).

"List" has the meaning ascribed thereto in section 3.8.

"Officer's Certificate" means, with respect to Patch or Exchangeco, as the case may be, a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of Patch or Exchangeco, as the case may be.

"Patch Shares" means the shares of common stock of Patch, par value of U.S.$0.00001, having voting rights of one vote per share, and any other securities into which such shares may be changed.

"Patch Consent" has the meaning ascribed thereto in section 3.2. "Patch Meeting" has the meaning ascribed in section 3.2. "Patch Successor" has the meaning ascribed thereto in section 11.1(a).

"Patch Preferred Share" means the Class A preferred voting share of Patch, par value of U.S.$0.01, having voting rights of 9,426,489 votes per share, and any other securities into which such shares may be changed.

"Patch Preferred Share Provisions" means the rights, privileges, restrictions and conditions attached to the Patch Preferred Share, substantially in the form set out in Schedule "B" to the Support Agreement.

"Purchase Agreement" means the Purchase Agreement between Patch, Exchangeco, the Company and the Shareholders named therein, dated as of the same date hereof.

"Person" shall have the meaning attributed to such term in the Exchangeable Share Provisions.

"Redemption Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"Retracted Shares" has the meaning ascribed thereto in section 4.6.

"Retraction Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"Shareholders" means the registered holders from time to time of Exchangeable Shares, other than Patch and its Affiliates, as listed in Appendix A hereto.

"Shareholder Votes" has the meaning ascribed thereto in section 3.2.

"Support Agreement" means that certain Support Agreement made as of the same date hereof between Exchangeco, Patch and the Trustee.

"Trust" means the trust created by this Agreement.

"Trust Estate" means the Trust Shares, the Insolvency Exchange Right, the Automatic Exchange Rights and any other securities, money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

"Trust Shares" has the meaning ascribed thereto in section 2.2.

"Trustee" means 1286664 Alberta Ltd., and subject to the provisions of Article 10, includes any successor Trustee.

"Voting Rights" has the meaning ascribed thereto in section 3.1.

1.2       INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3      NUMBER, GENDER, ETC.

Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4      DATE FOR ANY ACTION

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

Article 2
TRUST SHARES

2.1       ESTABLISHMENT OF TRUST

The purpose of this Agreement is to create the Trust for the benefit of the Shareholders, as herein provided. The Trustee will hold the Patch Preferred Share issued pursuant to the requirements of the Purchase Agreement, Exchangeable Share Provisions and Support Agreement to enable the Trustee to exercise the Voting Rights and will hold the Insolvency Exchange Right and Automatic Exchange Rights to enable the Trustee to exercise such rights, in each case as Trustee for and on behalf of the Shareholders as provided in this Agreement.

2.2       ISSUE AND OWNERSHIP OF PATCH SHARES

Upon execution of this Agreement, Patch shall issue to and deposit with the Trustee the Patch Preferred Share, such shares to be hereafter held of record by the Trustee as Trustee for and on behalf of, and for the use and benefit of, the Shareholders and in accordance with the provisions of this Agreement. The Patch Preferred Share so issued and deposited by Patch with the Trustee pursuant to this section 2.2 shall hereafter be referred to as the "Trust Shares". Patch hereby acknowledges receipt from the Trustee as Trustee for and on behalf of the Shareholders of good and valuable consideration (and the adequacy thereof) for the issuance of the Trust Shares by Patch to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Trust Shares and, subject to the terms hereof, shall be entitled to exercise all of the rights and powers of an owner with respect to the Trust Shares, provided that the Trustee shall:

(a)       hold the Trust Shares and the legal title thereto as Trustee solely for the use and benefit of the Shareholders in accordance with the provisions of this Agreement; and

(b)       except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Trust Shares and the Trust Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

Article 3
VOTING

3.1       VOTING RIGHTS

The Trustee, as the holder of record of Trust Shares, shall be entitled to all of the voting rights, including the right to vote in person or by proxy the Trust Shares on any matters, questions, proposals or propositions whatsoever that may properly come before the stockholders of Patch at a Patch Meeting or in connection with a Patch Consent (in each case as hereinafter defined) (the "Voting Rights"). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 7.14:

(a)      the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 3 from Shareholders entitled to instruct the Trustee as to the voting thereof at the time at which the Patch Meeting is held or a Patch Consent is sought; and

(b)      to the extent that no instructions are received from a Shareholder with respect to the Voting Rights to which such Shareholder is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

3.2      NUMBER OF VOTES

With respect to all meetings of stockholders of Patch at which holders of shares of Patch are entitled to vote (a "Patch Meeting") and with respect to all written consents sought by Patch from its stockholders including the holders of shares of Trust Shares (a "Patch Consent"), each Shareholder shall be entitled to instruct the Trustee to cast and exercise one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Shareholder on the record date established by Patch or by applicable law for such Patch Meeting or Patch Consent, as the case may be (the "Shareholder Votes") in respect of each matter, question, proposal or proposition to be voted on at such Patch Meeting or to be consented to in connection with such Patch Consent.

3.3      LEGENDED SHARES CERTIFICATES

Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Shareholders of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Shareholders.

3.4       SAFEKEEPING OF CERTIFICATES

The certificate(s) representing the Trust Shares shall at all times be held in safe keeping by the Trustee or its agent.

3.5       MAILINGS TO SHAREHOLDERS OF EXCHANGEABLE SHARES

With respect to each Patch Meeting and Patch Consent, Patch will mail or cause to be mailed (or otherwise communicate in the same manner as Patch utilizes in communications to holders of Patch Shares) to each of the Shareholders named in the List (as defined below) on the same day as the initial mailing or notice (or other communication) with respect thereto is commenced by Patch to its stockholders: (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of Patch;

(a)      a statement that such Shareholder is entitled to instruct the Trustee as to the exercise of the Shareholder Votes with respect to such Patch Meeting or Patch Consent, as the case may be, or pursuant to section 3.9, to attend such Patch Meeting and to exercise personally the Shareholder Votes thereat as the proxy of the Trustee;

(b)      a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i)      a proxy to such Shareholder or his designee to exercise personally the Shareholder Votes; or

(ii)      a proxy to a designated agent or other representative of the management of Patch to exercise such Shareholder Votes;

(c)      a statement that if no such instructions are received from the Shareholder, the Shareholder Votes to which such Shareholder is entitled will not be exercised;

(d)      a form of direction whereby the Shareholder may so direct and instruct the Trustee as contemplated herein; and;

(e)      a statement of: (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Patch Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting; and (ii) the method for revoking or amending such instructions.

For the purpose of determining Shareholder Votes to which a Shareholder is entitled in respect of any Patch Meeting or Patch Consent, the number of Exchangeable Shares owned of record by the Shareholder shall be determined at the close of business on the record date established by Patch or by applicable law for purposes of determining stockholders entitled to vote at such Patch Meeting or to give written consent in connection with such Patch Consent.

3.6      COPIES OF STOCKHOLDER INFORMATION

Patch will deliver to the Shareholders copies of all proxy materials (including notices of Patch Meetings), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Patch Shares.

3.7      OTHER MATERIALS

Immediately after receipt by Patch or any stockholder of Patch of any material sent or given generally to the holders of Patch Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Patch shall use its best efforts to obtain and deliver copies thereof to each Shareholder as soon as possible thereafter.

3.8      LIST OF PERSONS ENTITLED TO VOTE

Exchangeco shall (a) prior to each annual, general and special Patch Meeting or the seeking of any Patch Consent and (b) forthwith upon each request made at any time by the Trustee or Patch in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Shareholders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Shareholder, in each case at the close of business on the date specified by the Trustee or Patch in such request or, in the case of a List prepared in connection with a Patch Meeting or a Patch Consent, at the close of business on the record date established by Patch or pursuant to applicable law for determining the holders of Patch Shares entitled to receive notice of and/or to vote at such Patch Meeting or to give consent in connection with such Patch Consent. Each such List shall be delivered to the Trustee or Patch promptly after receipt by Exchangeco of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable Patch to perform its obligations under this Agreement. Patch agrees to give Exchangeco written notice (with a copy to the Trustee) of the calling of any Patch Meeting or the seeking of any Patch Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Exchangeco to perform its obligations under this section 3.8.

3.9      ENTITLEMENT TO DIRECT VOTES

Any Shareholder named in a List prepared in connection with any Patch Meeting or Patch Consent will be entitled (a) to instruct the Trustee in the manner described in section 3.5 with respect to the exercise of the Shareholder Votes to which such Shareholder is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Shareholder Votes to which such Shareholder is entitled.

3.10      VOTING BY Trustee, AND ATTENDANCE OF Trustee REPRESENTATIVE AT MEETING

(a)      In connection with each Patch Meeting and Patch Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Shareholder pursuant to section 3.5, the Shareholder Votes as to which such Shareholder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Shareholder prior to the time and date fixed by the Trustee for receipt of such instructions in the notice given by Patch to the Shareholder pursuant to section 3.5.

(b)     The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Patch Meeting, Upon submission by a Shareholder (or its designee) of identification satisfactory to the Trustee's representative, and at the Shareholder's request, such representative shall sign and deliver to such Shareholder (or its designee) a proxy to exercise personally the Shareholder Votes as to which such Shareholder is otherwise entitled hereunder to direct the vote, if such Shareholder either (i) has not previously given the Trustee instructions pursuant to section 3.5 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Shareholder exercising such Shareholder Votes shall have the same rights as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

3.11      DISTRIBUTION OF WRITTEN MATERIALS

Any written materials to be distributed by Patch to the Shareholders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Patch utilizes in communications to holders of Patch Shares) to each Shareholder at its address as shown on the books of Exchangeco. Exchangeco shall provide or cause to be provided to Patch for this purpose, on a timely basis and without charge or other expense a current List of the Shareholders.

3.12      TERMINATION OF VOTING RIGHTS

All of the rights of a Shareholder with respect to the Shareholder Votes exercisable in respect of each Exchangeable Share held by such Shareholder shall be deemed to be surrendered by the Shareholder to Patch and such Shareholder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Shareholder of the Insolvency Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for Patch Shares, as specified in Article 4 (unless and until, in either case, the Trustee shall not have transferred and delivered to the Shareholder the requisite Patch Shares required to be transferred and delivered by the Trustee to the Shareholder), or upon the retraction or redemption of Exchangeable Shares pursuant to Article 6 or 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Patch pursuant to the exercise by Patch of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

Article 4

EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

4.1      GRANT AND OWNERSHIP OF THE EXCHANGE RIGHTS

Patch hereby grants to the Trustee as Trustee for and on behalf of, and for the use and benefit of, the Shareholders the right (the "Insolvency Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Patch to purchase from each or any Shareholder all or any part of the Exchangeable Shares held by the Shareholder and the Automatic Exchange Rights all in accordance with the provisions of this Agreement. Patch hereby acknowledges receipt from the Trustee, as Trustee for and on behalf of the Shareholders, of good and valuable consideration (and the adequacy thereof) for the grant of the Insolvency Exchange Right, and the Automatic Exchange Rights, by Patch to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Insolvency Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Insolvency Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

(a)      hold the Insolvency Exchange Right and the Automatic Exchange Rights and the legal title thereto as Trustee solely for the use and benefit of the Shareholders in accordance with the provisions of this Agreement; and

(b)      except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Insolvency Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement, and shall not assign or transfer such rights except to a successor Trustee hereunder.

The Insolvency Exchange Right and the Automatic Exchange Rights shall be and remain vested in and exercisable by the Trustee. Subject to section 7.14, the Trustee shall exercise the Insolvency Exchange Right only on the basis of instructions received pursuant to this Article 4 from Shareholders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Shareholder with respect to the Insolvency Exchange Right, the Trustee shall not exercise or permit the exercise of the Insolvency Exchange Right.

4.2       LEGENDED SHARE CERTIFICATES

Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Shareholders of:

(a)      their right to instruct the Trustee with respect to the exercise of the Insolvency Exchange Right in respect of the Exchangeable Shares held by a Shareholder; and

(b)      the Automatic Exchange Rights.

4.3      PURCHASE PRICE

The purchase price payable by Patch for each Exchangeable Share to be purchased by Patch under the Insolvency Exchange Right shall be an amount per share equal to: (i) the Current Market Price of a Patch Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Insolvency Exchange Right plus; (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share and all dividends declared on Patch Shares which have not been declared on such Exchangeable Shares in accordance with Article 3 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to such declared and unpaid dividends). In connection with each exercise of the Insolvency Exchange Right, Patch will provide to the Trustee, as Trustee for and on behalf of the Shareholders, an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied by Patch issuing and delivering to the Trustee for delivery by the Trustee to the Shareholders, one Patch Share and a cheque for the balance, if any, of the purchase price without interest.

4.4      EXERCISE INSTRUCTIONS

Subject to the terms and conditions set forth herein, a Shareholder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Insolvency Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Shareholder on the books of Exchangeco. To cause the exercise of the Insolvency Exchange Right by the Trustee, the Shareholder shall deliver to the Trustee, in person or by certified or registered mail the certificates representing the Exchangeable Shares which such Shareholder desires Patch to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the laws applicable to Exchangeco and the articles and by-laws of Exchangeco and such additional documents and instruments as the Trustee may reasonably require together with: (a) a duly completed form of notice of exercise of the Insolvency Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating: (i) that the Shareholder thereby instructs the Trustee to exercise the Insolvency Exchange Right so as to require Patch to purchase from the Shareholder the number of Exchangeable Shares specified therein; (ii)

that such Shareholder has good title to and owns all such Exchangeable Shares to be acquired by Patch free and clear of all liens, claims and encumbrances; (iii) the name in which the certificates representing Patch Shares to be issued in connection with the exercise of the Insolvency Exchange Right are to be issued; and (iv) the names and addresses of the persons to whom such new certificates should be delivered, and (b) payment (or evidence satisfactory to the Trustee, Exchangeco and Patch of payment) of the taxes (if any) payable as contemplated by section 4.7 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Patch under the Insolvency Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Shareholder at the expense of Exchangeco.

4.5      DELIVERY OF PATCH SHARES; EFFECT OF EXERCISE

Promptly, and as soon as reasonably practicable after receipt of the certificates representing the Exchangeable Shares which the Shareholder desires Patch to purchase under the Insolvency Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Insolvency Exchange Right (and payment of taxes as contemplated by section 4.7 of this Agreement, if any, or evidence thereof), duly endorsed for transfer to Patch, Trustee shall notify Patch and Exchangeco of its receipt of the same, which notice to Patch and Exchangeco shall constitute exercise of the Insolvency Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Patch shall immediately thereafter upon receipt of such notice deliver or cause to be delivered to the Shareholder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Shareholder), certificates representing the number of Patch Shares deliverable in connection with the exercise of the Insolvency Exchange Right, which shares shall be, or shall have been, duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, and cheques for the balance, if any, of the total purchase price therefor. Patch shall, immediately upon receipt of such certificates representing the Exchangeable Shares from the Shareholder, deliver the certificates to the registered office of Exchangeco for cancellation. Immediately upon the giving of notice by the Trustee to Patch and Exchangeco of the exercise of the Insolvency Exchange Right, as provided in this section 4.5, the closing of the transaction of purchase and sale contemplated by the Insolvency Exchange Right shall be deemed to have occurred, and the holder of such Exchangeable Shares shall be deemed to have transferred to Patch its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a Shareholder in respect thereof, other than the right to receive the purchase price therefor, unless the requisite number of Patch Shares (together with a cheque for the balance, if any, of the total purchase price therefor) is not issued and delivered by Patch to the Trustee and delivered by the Trustee to such Shareholder (or to such other persons, if any, properly designated by such Shareholder), within five (5) Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Shareholder shall remain unaffected until such Patch Shares are so issued and delivered by Patch, as the case may be, and any such cheque is so delivered and honoured. Concurrently with such Shareholder ceasing to be a Shareholder of Exchangeable Shares, the Shareholder shall be considered and deemed for all purposes to be the holder of Patch Shares delivered to it pursuant to the Insolvency Exchange Right.

4.6      EXERCISE OF INSOLVENCY EXCHANGE RIGHT SUBSEQUENT TO RETRACTION

In the event that a Shareholder has exercised its right under Article 6 of the Exchangeable Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Shareholder (the "Retracted Shares") and is notified by Exchangeco pursuant to section 6.6 of the Exchangeable Share Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Patch shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Shareholder has not revoked the retraction request delivered by the Shareholder to Exchangeco pursuant to section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Shareholder to the Trustee instructing the Trustee to exercise the Insolvency Exchange Right with respect to those Retracted Shares which Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with the Trustee and in favour of the Shareholder promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Shareholder to Exchangeco (including without limitation a copy of the retraction request delivered pursuant to section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Insolvency Exchange Right with respect to the Retracted Shares that Exchangeco is not permitted to redeem and will require Patch to purchase such shares in accordance with the provisions of this Article 4.

4.7      STAMP OR OTHER TRANSFER TAXES

Upon any sale of Exchangeable Shares to Patch pursuant to the Insolvency Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Patch Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of, or transferred to, the Shareholder of the Exchangeable Shares so sold without charge to the Shareholder of the Exchangeable Shares so sold; provided, however that such Shareholder: (i) shall pay (and none of Patch, Exchangeco nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Shareholder; or (ii) shall have established to the satisfaction of the Trustee, Patch and Exchangeco that such taxes, if any, have been paid.

4.8      NOTICE OF INSOLVENCY EVENT

Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, Exchangeco and Patch shall give written notice thereof to the Trustee and the Shareholders, which notice shall contain a brief statement of the right of the Shareholders with respect to the Insolvency Exchange Right.

4.9      QUALIFICATION OF PATCH SHARES

Patch represents and warrants that it has taken all actions and done all things as are necessary under any United States and Canadian federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other legal requirement (collectively, the "Applicable Laws") as they exist on the date hereof and will in good faith expeditiously take all such actions and do all such things as are necessary under Applicable Laws as they may exist in the future to cause the Patch Shares to be authorized, issued and delivered, pursuant to the Exchangeable Share Provisions, the Insolvency Exchange Right or the Automatic Exchange Rights. If any Patch Shares (or other shares or securities into which Patch Shares may be reclassified or changed as contemplated by section 2.7 of the Support Agreement) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Applicable Laws or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by Patch and delivered by Patch to the holder of surrendered Exchangeable Shares, Patch will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Patch Shares (or such other shares or securities) to be and remain duly authorized, issued, registered, qualified or approved under Applicable Laws. Patch will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Patch Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Patch Shares (or such other shares or securities) have been listed by Patch and remain listed and are quoted or posted for trading at such time.

4.10      RESERVATION OF PATCH SHARES

Patch hereby represents, warrants and covenants that it will in good faith expeditiously take all actions and do all such actions and do all such things as are necessary or desirable to cause authorized Patch Shares and has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Patch Shares: (a) as is equal to the sum of: (i) the number of Exchangeable Shares issued and outstanding from time to time; and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit Exchangeco and Patch to meet their respective obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which Patch may now or hereafter be required to issue Patch Shares.

4.11      AUTOMATIC EXCHANGE ON LIQUIDATION OF PATCH

(a)      Patch will give the Trustee and the Shareholders notice of each of the following events (each a "Liquidation Event") at the time set forth below:

(i)      in the event of any determination by the board of directors of Patch to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Patch or to effect any other distribution of assets of Patch among its shareholders for the purpose of winding up its affairs, at least sixty (60) days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii)      immediately, upon the earlier of: (i) receipt by Patch of notice of; and (ii) Patch otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Patch or to effect any other distribution of assets of Patch among its shareholders for the purpose of winding up its affairs.

(b)      Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Patch Shares provided for in section 4.11(c).

(c)      In order that the Shareholders will be able to participate on a pro rata basis with the holders of Patch Shares in the distribution of assets of Patch in connection with a Liquidation Event, on the fifth Business Day prior to the effective date of a Liquidation Event (the "Liquidation Event Effective Date") all of the then outstanding Exchangeable Shares shall be automatically exchanged for Patch Shares. To effect such automatic exchange, Patch shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the Liquidation Event Effective Date and held by Shareholders, and each Shareholder shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to: (a) the Current Market Price of one (1) Patch Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Patch delivering or causing to be delivered to the Shareholder one Patch Share; plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share and all dividends declared on Patch Shares which have not been declared on such Exchangeable Shares in accordance with Article 3 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to such declared and unpaid dividends). In connection with such automatic exchange, Patch will provide to the Trustee and the Shareholders an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share, together with a notice of the anticipated Liquidation Event Effective Date.

(d)      On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Patch Shares shall be deemed to have occurred, and each Shareholder shall be deemed to have transferred to Patch all of the Shareholder's right, title and interest in and to its Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a Shareholder of such Exchangeable Shares and Patch shall deliver or cause to be delivered to the Shareholder Patch Shares deliverable upon the automatic exchange of Exchangeable Shares for Patch Shares and shall deliver to the Shareholder a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares. Concurrently with such Shareholder ceasing to be a Shareholder, the Shareholder shall be considered and deemed for all purposes to be the holder of Patch Shares issued or transferred to it pursuant to the automatic exchange of Exchangeable Shares for Patch Shares and the certificates held by the Shareholder previously representing the Exchangeable Shares exchanged by the Shareholder with Patch pursuant to such automatic exchange shall thereafter be deemed to represent Patch Shares issued, or caused to be transferred, by Patch to the Shareholder pursuant to such automatic exchange. Upon the request of a Shareholder and the surrender by the Shareholder of Exchangeable Share certificates deemed to represent Patch Shares, duly endorsed in blank and accompanied by such instruments of transfer as Patch may reasonably require, Patch shall deliver or cause to be delivered to the Shareholder certificates representing Patch Shares of which the Shareholder is the holder.

4.12      WITHHOLDING RIGHTS

Patch and the Trustee shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Shareholder such amounts as Patch or the Trustee is required or permitted to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986 as amended (the "Code"), the Income Tax Act (Canada) or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Shareholder exceeds the cash portion of the consideration otherwise payable to the Shareholder, Patch or the Trustee is hereby authorized to sell or otherwise dispose of at fair market value such portion of the consideration as is necessary to provide sufficient funds to Patch or the Trustee, as the case may be, in order to enable it to comply with such deduction or withholding requirement and shall account to the relevant Shareholder for any balance of such sale proceeds.

Article 5
DIVIDENDS

5.1       The holders of Exchangeable Shares will be entitled to participate in all dividends declared by Exchangeco, in accordance with the provisions of the Exchangeable Share Provisions and the Support Agreement.

5.2        For clarity, the Voting Rights and exchange rights granted by Patch hereunder to the Trustee, as Trustee for and on behalf of, and for the use and benefit of, the Shareholders do not in any manner confer any additional rights to the Trustee or the Shareholders, including, but subject to the provisions of the Support Agreement, any rights to receive or participate in dividends declared or paid by Patch.

Article 6
CONCERNING THE Trustee

6.1        POWERS AND DUTIES OF THE TRUSTEE

The rights, powers and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

(a)      receipt and deposit of the Trust Shares from Patch as Trustee for and on behalf of the Shareholders in accordance with the provisions of this Agreement;

(b)      granting proxies and distributing materials to Shareholders as provided in this Agreement;

(c)      voting the Shareholder Votes in accordance with the provisions of this Agreement;

(d)      receiving the grant of the Insolvency Exchange Right and the Automatic Exchange Rights from Patch as Trustee for and on behalf of the Shareholders in accordance with the provisions of this Agreement;

(e)      exercising the Insolvency Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from the Shareholders Exchangeable Shares and other requisite documents and delivering to such Shareholders Patch Shares and cheques, if any, to which such Shareholders are entitled upon the exercise of the Insolvency Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

(f)      holding title to the Trust Estate;

(g)      investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h)      taking action on its own initiative or at the direction of a Shareholder or Shareholders to enforce the obligations of Patch and Exchangeco under this Agreement; and

(i)      taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary or appropriate to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. Notwithstanding anything to the contrary herein, the Trustee shall have no obligation to exercise any discretion in the performance of its obligations hereunder and shall only be required to act upon the express written instructions of Patch, Exchangeco or the Shareholders. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Shareholders and shall exercise the care, diligence and skill that a reasonably prudent Trustee would exercise in comparable circumstances. The Trustee shall not be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and, in the absence of such notice, the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2      NO CONFLICT OF INTEREST

The Trustee represents to Exchangeco and Patch that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within ninety (90) days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9.

6.3       DEALINGS WITH THIRD PARTIES

Exchangeco and Patch irrevocably authorize the Trustee, from time to time, to: (a) consult, communicate and otherwise deal with any respective registrars, transfer agents, payment agents or any other person or entity appointed from time to time by Patch or Exchangeco in connection with any matter relating to the Exchangeable Shares and the Patch Shares; and

(a)      requisition, from time to time: (i) from any such registrar, transfer agent, payment agent or other person or entity, appointed from time to time by Patch or Exchangeco, as applicable, any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement; and (ii) from Patch or the transfer agent of Patch Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Insolvency Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 4 hereof. Exchangeco and Patch irrevocably authorize their respective registrars, transfer agents and payment agents, or any other authorized agent appointed from time to time by Patch or Exchangeco to comply with all such requests.

6.4      BOOKS AND RECORDS

The Trustee shall keep available for inspection, during normal business hours, by Patch and Exchangeco, at the Trustee's principal office in Calgary, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Shareholders and all transactions pursuant to the Insolvency Exchange Right and the Automatic Exchange Rights.

6.5      INCOME TAX RETURNS AND REPORTS

The Trustee will allocate and distribute all income and losses of the Trust to the Shareholders in each year such that the Trust is not in a position to pay any tax. Shareholders will be individually and personally responsible for all income and losses incurred by the Trust. In this regard, Patch will retain tax counsel on behalf of the Trust, and agrees to prepare and distribute to each Shareholder all necessary tax forms for them to complete their United States and Canadian tax returns. The Shareholders may obtain the advice and assistance of such experts as they may consider necessary or advisable.

6.6      INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Shareholder upon such Shareholder furnishing to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Shareholder shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the voting of the Trust Shares pursuant to Article 3 and with respect to the Insolvency Exchange Right and Automatic Exchange Rights pursuant to Article 4.

The Trustee shall not be required to expend any of its own funds or otherwise incur any financial liability in the exercise of any of its rights, powers, duties or authorities, but instead shall be entitled to be fully funded, given security and indemnity in advance as aforesaid.

6.7      ACTIONS BY SHAREHOLDERS

Shareholders shall be entitled to take proceedings in any court of competent jurisdiction to enforce any of their rights hereunder as against Exchangeco and Patch.

6.8      RELIANCE UPON DECLARATIONS

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 7.9, if applicable, and with any other applicable provisions of this Agreement.

6.9      EVIDENCE AND AUTHORITY TO TRUSTEE

Exchangeco and/or Patch shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Exchangeco and/or Patch or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement including, without limitation, in respect of the Voting Rights, Insolvency Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Exchangeco and/or Patch forthwith if and when:

(a)      such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

(b)      the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Exchangeco and/or Patch written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer's Certificate of Exchangeco and/or Patch, a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights, the Insolvency Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Patch and/or Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Exchangeco and/or Patch shall be in the form of an Officer's Certificate or a statutory declaration.

Each statutory declaration, Officer's Certificate, opinion, report or other paper or document furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(a)      declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

(b)      describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(c)      declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

6.10      EXPERTS, ADVISORS AND AGENTS

The Trustee may:

(a)      in relation to these presents, act and rely on the opinion or advice of or information obtained from any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Exchangeco and/or Patch or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid without taxation for costs and fees; and

(b)      employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it,

(and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust without taxation for costs and fees, which compensation reimbursement may be requested to be received in advance prior to undertaking any actions hereunder.

6.11      INVESTMENT OF MONEYS HELD BY THE TRUSTEE

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta, Trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two (2) years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Exchangeco. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any bank, loan or trust company authorized to accept deposits under the laws of the United States, Canada or any state or province thereof, at the rate of interest then current on similar deposits.

6.12       TRUSTEE NOT REQUIRED TO GIVE SECURITY

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.13      TRUSTEE NOT BOUND TO ACT ON CORPORATION'S REQUEST

Except as in this Agreement or otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Exchangeco and/or Patch or the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14 CONFLICTING CLAIMS

If conflicting claims or demands are made or asserted with respect to any interest of any Shareholder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Shareholder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Insolvency Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)      the rights of all adverse claimants with respect to the Voting Rights, Insolvency Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

(b)      all differences with respect to the Voting Rights, Insolvency Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.15      ACCEPTANCE OF TRUST

The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions set forth herein and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Shareholders, subject to all the terms and conditions set forth herein.

6.16      VALIDITY OF CERTIFICATES

If at any time in the performance of its duties under this Agreement, it shall be necessary for the Trustee to receive, accept, act or rely upon any certificate, notice, request, waiver, consent, receipt, direction, affidavit or other paper, writing or document furnished to it and purporting to have been executed or issued by Exchangeco, Patch or the Shareholders or their authorized officers or attorneys, the Trustee shall be entitled to rely and act upon the genuineness and authenticity of any such writing submitted to it. It shall not be necessary for the Trustee to ascertain whether or not the persons who have executed, signed or otherwise issued, authenticated or receipted such papers, writings or documents have authority to do so or that they are the same persons named therein or otherwise to pass upon any requirement of such papers, writing or documents that may be essential for their validity or effectiveness or upon the truth and acceptability of any information contained therein which the Trustee in good faith believes to be genuine.

Article 7
COMPENSATION

7.1      FEES AND EXPENSES OF THE TRUSTEE

Patch and Exchangeco jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses and disbursements, including, without limitation, legal fees and expenses and the reasonable compensation and disbursements of all other advisors, agents and assistants not regularly in its employ and the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that Patch and Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted fraudulently or in bad faith or with negligence or wilful misconduct. The Trustee shall be obliged to provide only one account or invoice to Patch from time to time during this Agreement in connection with any services rendered by it under this Agreement on behalf of any of the parties.

Article 8
INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1      INDEMNIFICATION OF THE TRUSTEE

Patch and Exchangeco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, partners, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by Patch or Exchangeco pursuant hereto. Subject to (ii), below, Patch and Exchangeco shall be entitled to participate at their own expense in the defence and, if Patch and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. In the event Patch and/or Exchangeco assume the defence of the Trustee, no settlement of any claim shall be entered into without the prior approval of the Trustee; and the Trustee shall have the right to re-assume the defence of any suit if Patch or Exchangeco fail to actively continue such defence so assumed. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Patch or Exchangeco; or (ii) the named parties to any such suit include both the Trustee and Patch or Exchangeco, and the Trustee shall have been advised by counsel acceptable to Patch or Exchangeco that there may be one or more legal defences available to the Trustee which are different from or in addition to those available to Patch or Exchangeco and that in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Exchangeco and Patch shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee) . Neither Patch nor Exchangeco shall be liable for any settlement of a matter in respect of which an Indemnified Party may seek indemnification under this section 9.1, unless Patch and Exchangeco have consented in writing to such settlement.

8.2      LIMITATION OF LIABILITY

The Trustee shall not be liable for any act or omission by it except where such act or omission occurs as a result of the Trustee's fraud, negligence, recklessness, bad faith or wilful misconduct. The Trustee shall not be liable for any losses or damages due to the acts or omissions of third parties, including without limitation, the failure by Patch and/or Exchangeco to comply with its obligations under this Agreement, as the case may be. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

Article 9
CHANGE OF Trustee

9.1      RESIGNATION

The Trustee, or any Trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Patch and Exchangeco specifying the date on which it desires to resign, provided that such notice shall never be given less than thirty (30) days before such desired resignation date unless the Trustee, Patch and Exchangeco otherwise agree, and provided further that such resignation shall not take effect until the date of the appointment of a successor Trustee and the acceptance of such appointment by the successor Trustee. Upon receiving such notice of resignation, Patch and Exchangeco shall promptly appoint a successor Trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor Trustee. Failing the appointment by Patch and Exchangeco of a successor Trustee as aforesaid and the acceptance of such appointment by a successor Trustee, a successor Trustee may be appointed by order of a court of competent jurisdiction in the Province of Ontario upon application of one or more of the parties to this Agreement.

9.2      REMOVAL

The Trustee, or any Trustee hereafter appointed, may at any time on thirty (30) days' prior notice by written instrument executed by Patch and Exchangeco, in duplicate, one copy of which shall be delivered to the Trustee, be removed and one copy to the successor Trustee. Any successor Trustee to be appointed upon the removal of the Trustee shall be appointed in accordance with the provisions as provided under section 10.3 of this Agreement.

9.3      SUCCESSOR TRUSTEE

Any successor Trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Patch and Exchangeco and to its predecessor Trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement with like effect as if originally named as Trustee in this Agreement. However, on the written request of Patch and Exchangeco or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor Trustee all of the rights and powers of the Trustee so ceasing to act. Upon the request of any such successor Trustee, Patch and Exchangeco and such predecessor Trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers.

9.4      NOTICE OF SUCCESSOR TRUSTEE

Upon acceptance of appointment by a successor Trustee as provided herein Patch and Exchangeco shall cause to be mailed notice of the succession of such Trustee hereunder to each Shareholder at the address of such Shareholder shown on the register of Shareholders of Exchangeable Shares. If Patch or Exchangeco shall fail to cause such notice to be mailed within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of Patch and Exchangeco.

Article 10
PATCH SUCCESSORS

10.1      CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

Patch shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

(a)      uch other person or continuing corporation is a corporation (herein called the "Patch Successor") incorporated under the laws of any state of the United States or the laws of Canada or any province thereof; and

(b)      Patch Successor, by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Patch Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Patch Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all of the covenants and obligations of Patch under this Agreement.

10.2       VESTING OF POWERS IN SUCCESSOR

Whenever the conditions of section 11.1 hereof have been duly observed and performed, the Trustee, if required by section 11.1 hereof, the Patch Successor and Exchangeco shall execute and deliver the supplemental Agreement provided for in Article 12 and thereupon the Patch Successor shall possess and from time to time and may exercise each and every right and power of Patch under this Agreement in the name of Patch or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Patch or any officers of Patch may be done and performed with like force and effect by the directors or officers of such the Patch Successor.

10.3      WHOLLY-OWNED SUBSIDIARIES

Nothing herein shall be construed as preventing (i) the amalgamation or merger or sale of any wholly-owned direct or indirect subsidiary of Patch with or into Patch, or (ii) the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Patch, provided that all of the assets of such subsidiary are transferred to Patch or another wholly-owned subsidiary of Patch.

Article 11
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1      AMENDMENTS, MODIFICATIONS, ETC.

This Agreement may not be amended or modified except by an agreement in writing executed by Exchangeco, Patch and the Trustee and approved by the Shareholders in accordance with section 11.2 of the Exchangeable Share Provisions.

11.2      MEETING TO CONSIDER AMENDMENTS

Exchangeco, at the request of Patch shall call a meeting or meetings of the Shareholders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Exchangeco, the Exchangeable Share Provisions and all applicable laws.

11.3 CHANGES IN CAPITAL OF PATCH OR EXCHANGECO.

At all times after the occurrence of any event effected pursuant to section 2.7 or 2.8 of the Support Agreement, as a result of which either Patch Shares, Patch Preferred Shares or the Exchangeable Shares or any are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Patch Shares, Patch Preferred Shares or the Exchangeable Shares or any are so changed and the parties hereto shall execute and deliver a supplemental Agreement giving effect to and evidencing such necessary amendments and modifications.

11.4      EXECUTION OF SUPPLEMENTAL AGREEMENTS

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time the parties may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)     evidencing the succession of Patch Successors to Patch and the covenants of and obligations assumed by each such Patch Successor in accordance with the provisions of Article 11 and the successor of any successor Trustee in accordance with the provisions of Article 10;

(b)     making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Insolvency Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Shareholders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to the parties or this Agreement; and

(c)     for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and the Shareholders as a whole will not be prejudiced thereby.

Article 12
TERMINATION

12.1     TERM

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)     no outstanding Exchangeable Shares are held by any Shareholder;

(b)     each of Exchangeco and Patch elects in writing to terminate the Trust and such termination is approved by the then holders of the Exchangeable Shares in accordance with section 11.2 of the Exchangeable Share Provisions; and

(c)     21 years after the death of the last survivor of the issue of Her Majesty Queen Elizabeth II of Canada living on the date of the creation of the Trust.

12.2     SURVIVAL OF AGREEMENT

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by any Shareholder; provided however that the provisions of Article 9 and Article 10 shall survive any such termination of the Trust or this Agreement.

Article 13
GENERAL

13.1     SEVERABILITY

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

13.2     ENUREMENT

This Agreement shall be binding upon and endure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Shareholders.

13.3     NOTICES TO PARTIES

All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed facsimile to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

(a)     if to Patch or Exchangeco:

c/o 1000 Canterra Tower

400 Third Avenue S.W.

Calgary Alberta

T2P 4H2,

Attention:     President

Fax:     (403) 266-1395

(b)     if to the Trustee at:

1286664 Alberta Ltd.

400 Third Avenue S.W.

Calgary Alberta

T2P 4H2,

Attention:     President

Fax::     (403) 266-1395

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

13.4     NOTICE OF SHAREHOLDERS

Any and all notices to be given and any documents to be sent to any Shareholders may be given or sent to the address of such Shareholder shown on the register of Shareholders in any manner permitted by the by-laws of Exchangeco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Shareholders.

13.5     RISK OF PAYMENTS BY MAIL

Whenever payments are to be made or documents are to be sent to any Shareholder by the Trustee, Patch or by Exchangeco, or by such Shareholder to the Trustee or to Patch or Exchangeco, the making of such payment or sending of such document through the mail shall be at the risk of Exchangeco and Patch, in the case of payments made or documents sent by the Trustee, Patch or Exchangeco, and the Shareholder, in the case of payments made or documents sent by the Shareholder.

13.6     COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.7     JURISDICTION

This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

13.8     ATTORNMENT

Patch and Exchangeco each agree that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of Alberta, each waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

13.9     INDEPENDENT LEGAL ADVICE

All other parties have been advised to seek independent advice with respect to this Agreement and the tax or other consequences arising from it.

13.10     LANGUAGE

The parties acknowledge that they have required that this Agreement and all notices related hereto are and shall be drawn up in the English language. Les parties reconnaissent avoir exige que la convention ainsi que tous les documents y afferents soient et devront etre rediges en langue anglaise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE SHAREHOLDERS OF THE CORPORATION:
PATCH INTERNATIONAL INC.

Per:	"John Thornton"

PATCH ENERGY INC.

Per:	"John Thornton"

1286664 ALBERTA LTD.

	Per:	"Michael S. Vandale"
Michael S. Vandale"
Witness		MICHAEL S. VANDALE

"Curtis R. Stewart"
Witness		CURTIS R. STEWART

"Donald B. Edwards"
Witness	per:	DONALD B. EDWARDS ACCRETIVE FLOW-THROUGH (2005) LIMITED PARTNERSHIP "Accretive Flow-Through (2005) Limited Partnership"
	per:	(Authorized signatory) POWERONE CAPITAL CORP "Powerone Capital Corp"
(Authorized signatory)

"Sheldon Inwentash"
Witness		SHELDON INWENTASH "Kenneth A. Hobday"
Witness		KENNETH A. HOBDAY "Ron Rochon"
Witness		RON ROCHON

"Aaron Serhan"
Witness		AARON SERHAN "Ronald H. Homes"
Witness	per:	RONALD H. HOLMES C.M. RYER PROFESSIONAL CORPORATION "C.M.Ryer Professional Corporation"
	per:	(Authorized signatory) ACCRETIVE LIMITED PARTNERSHIP "Accretive Limited Partnership"
(Authorized signatory)
"Dean L. Ehrmantraut"
Witness		DEAN L. EHRMANTRAUT
"Troy Nagy"
Witness	per:	TROY NAGY D. ALAN ROSS PROFESSIONAL CORP. "D. Alan Ross Professional Corp".
(Authorized signatory) "Trent McCleary"
Witness		TRENT MCCLEARY "Vern Armitage"

"Vern Armitage"
Witness		VERN ARMITAGE

ACCRETIVE LIMITED PARTNERSHIP I

	per:	"Accretive Limited Partnership I"
(Authorized signatory)

"Paul Moynihan"
Witness		PAUL MOYNIHAN

"Theoren Fleury"
Witness		THEOREN FLEURY

1284810 ALBERTA LTD.

	per:	"Michael S. Vandale"
(Authorized signatory)

BOUNTY DEVELOPMENTS LTD.

	per:	"Bounty Developments Ltd."
(Authorized signatory)

APPENDIX A

LIST OF EXCHANGEABLE SHARE HOLDERS
Shareholder Name	Number of Company Shares Held	Number of Exchangeable Shares

MICHAEL S. VANDALE	4,650,000	2,325,000

CURTIS R. STEWART	400,000	200,000

DONALD B. EDWARDS	300,000	150,000
ACCRETIVE FLOW-THROUGH (2005) LIMITED PARTNERSHIP	600,000	300,000
SHELDON INWENTASH	300,000	150,000
POWERONE CAPITAL CORP.	300,000	150,000
RON ROCHON	200,000	100,000
AARON SERHAN	100,000	50,000
RONALD H. HOLMES	100,000	50,000
C.M. RYER PROFESSIONAL CORPORATION	100,000	50,000
VERN ARMITAGE	50,000	25,000
DEAN L. EHRMANTRAUT	50,000	25,000
TROY NAGY	50,000	25,000

D. ALAN ROSS PROFESSIONAL CORP.	40,000	20,000
KENNETH A. HOBDAY	40,000	20,000
TRENT MCCLEARY	40,000	20,000
ACCRETIVE LIMITED PARTNERSHIP I	600,000	300,000
Bounty Developments Ltd.	8,682,979	4,341,489
Paul Moynihan	100,000	50,000
THEOREN FLEURY	150,000	75,000
1284810 Alberta Ltd.	2,000,000	1,000,000
	18,852,978	9,426,489

SUPPORT AGREEMENT

THIS AGREEMENT is made effective the 15th day of December, 2006,

BETWEEN:

PATCH INTERNATIONAL INC., a corporation incorporated under the laws of Nevada and having its corporate office at 1220, 666 Burrard Street, Vancouver, British Columbia, Canada V6C 2X8,

("Patch")

- and -

PATCH ENERGY INC., a corporation incorporated under the Canada Business Corporations Act and having its principal office at 1220, 666 Burrard Street, Vancouver, British Columbia, Canada V6C 2X8,

("Exchangeco")

- and -

1286664 ALBERTA LTD., a corporation incorporated under the laws of the Province of Alberta and having its registered office at 1000, 400 = 3rd Avenue SW, Calgary, Alberta T2P 4H2,

(the "Trustee")

WHEREAS pursuant to a share exchange agreement dated as of December 15, 2006 (the "Share Exchange Agreement"), Exchangeco has agreed to acquire all of the common shares (the "Common Shares") of Damascus Energy Inc. (the "Company") held by those persons defined as Vendors in the Share Exchange Agreement (the "Vendors") in exchange for the issuance to the Vendors of Series A Preferred Series A Special Shares in the capital of Exchangeco (the "Exchangeable Shares");

AND WHEREAS in accordance with the Share Exchange Agreement, Patch and Exchangeco have agreed to enter into this Support Agreement (the "Agreement");

AND WHEREAS in accordance with the Share Exchange Agreement, Patch and Exchangeco have agreed to enter into an Exchange and Voting Trust Agreement (the "Exchange and Voting Trust Agreement") with the Trustee;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Parties hereto covenant and agree as follows:

Article 1
DEFINITIONS AND INTERPRETATION

1.1 Defined Terms

Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the share provisions of the Exchangeable Shares (the "Share Provisions"), a copy of which are attached hereto as Schedule "A".

1.2 Interpretation Not Affected by Headings

The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3 Number, Gender

Words in the singular number only shall include the plural and vice versa. Words in one gender shall include all genders.

1.4 Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

Article 2
COVENANTS OF PATCH AND EXCHANGECO

2.1 Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by Patch or its Affiliates are outstanding, Patch shall:

(a) not declare or pay any dividend on Patch Shares unless (i) Exchangeco shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Exchangeable Shares, and (ii) Exchangeco shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with the applicable law, of any such dividend on the Exchangeable Shares:

(b) advise Exchangeco sufficiently in advance of the declaration by Patch of any dividend on Patch Shares and take all such other actions, including payment or transfer of monies, as are necessary, in co-operation with Exchangeco, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on Patch Shares;

(c) ensure that the record date for any dividend declared on Patch Shares is not less than ten (10) Business Days after the declaration date of such dividend;

(d) take all such actions, including payment or transfer of monies, and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon a Liquidation Distribution, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Exchangeco, as the case may be, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to instruct the Trustee to cause the Patch Shares to be delivered directly to the holders of Exchangeable Shares by the Trustee in accordance with the provisions of Section 5, 6 or 7, as the case may be, of the Share Provisions;

(e) take all such actions and do all such things as are necessary or desirable to enable and permit it, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right including, without limitation, all such actions and all such things as are necessary or desirable to enable, permit and instruct Exchangeco to cause the Patch Shares to be delivered to the holders of Exchangeable Shares in accordance with the provisions of Section 8 of the Share Provisions; and

(f) not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of Exchangeco nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Exchangeco.

2.2 Segregation of Funds

Patch will cause Exchangeco (and shall fund Exchangeco to the extent necessary) to deposit a sufficient amount of funds in a separate account of Exchangeco and segregate a sufficient amount of such other assets and property as is necessary to enable Exchangeco to pay dividends when due and to pay or otherwise satisfy its respective obligations under Sections 5, 6 or 7 of the Share Provisions, as applicable, and Exchangeco will use such funds or other assets exclusively to pay such dividends or satisfy its obligations under Sections 3, 5, 6 or 7 of the Share Provisions.

2.3 Notification of Certain Events

In order to assist and permit Patch to exercise the Liquidation Call Right, Retraction Call Right and Redemption Call Right, Exchangeco will notify Patch of each of the following events at the time set forth below:

(a) in the event of any determination by the Board of Directors of Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, at least sixty (60) days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b) promptly, upon the earlier of receipt by Exchangeco of notice of and Exchangeco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

(c) immediately, upon receipt by Exchangeco of a Retraction Request;

(d) on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

(e) as soon as practicable upon the issuance by Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.4 Delivery of Patch Shares

Upon any event that requires Exchangeco to deliver Patch Shares to any holder of Exchangeable Shares, and subject to Patch's exercise of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, Exchangeco shall forthwith cause to be delivered the requisite number of Patch Shares to be received by, and transferred to or to the order of, the former holder of the surrendered Exchangeable Shares, as the respective Vendors shall direct. All such Patch Shares shall have been duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance except with respect to restrictions and legends required for purposes of compliance with U.S. federal securities laws.

2.5 Qualification of Patch Shares

If any Patch Shares (or other shares or securities into which Patch Shares may be reclassified or changed as contemplated by section 2.7 hereof) to be issued or transferred and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by Patch or delivered by the Trustee at the direction of Patch or Exchangeco to the holder of surrendered Exchangeable Shares, Patch will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Patch Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be. Patch will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Patch Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Patch Shares (or such other shares or securities) have been listed by Patch and remain listed and are quoted or posted for trading at such time. For clarity, this Section 2.6 shall not operate to require Patch or Exchangeco to prepare and file any prospectus or similar document or take any proceeding or obtain any order, ruling or consent from any governmental or regulatory authority in order to permit the subsequent resale of the Exchangeable Shares or the Trust Shares.

2.6 Economic Equivalence

(a) Patch will not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11 of the Share Provisions:

(i) issue or distribute Patch Shares (or securities exchangeable for or convertible into or carrying rights to acquire Patch Shares) to the holders of all or substantially all of the then outstanding Patch Shares by way of stock dividend or other distribution, other than an issue of Patch Shares (or securities exchangeable for or convertible into or carrying rights to acquire Patch Shares) to holders of Patch Shares who exercise an option to receive dividends in Patch Shares (or securities exchangeable for or convertible into or carrying rights to acquire Patch Shares) in lieu of receiving cash dividends; or

(ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Patch Shares entitling them to subscribe for or to purchase Patch Shares (or securities exchangeable for or convertible into or carrying rights to acquire Patch Shares); or

(iii) issue or distribute to the holders of all or substantially all of the then outstanding Patch Shares (A) shares or securities of Patch of any class other than Patch Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Patch Shares), (B) rights, options or warrants other than those referred to in section 2.7(a) (ii) above, (C) evidences of indebtedness of Patch, or (D) assets of Patch;

unless (a) Patch is permitted under applicable law to undertake an action described in items (i), (ii) or (iii) above; and (b) the same or an economic equivalent change on a per share basis shall simultaneously be made to or in the rights of the holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Patch in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Share Exchange Agreement, or as otherwise permitted by the parties to the Share Exchange Agreement.

(b) Patch will not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11 of the Share Provisions:

(i) subdivide, redivide or change the then outstanding Patch Shares into a greater number of Patch Shares;

(ii) reduce, combine, consolidate or change the then outstanding Patch Shares into a lesser number of Patch Shares; or

(iii) reclassify or otherwise change Patch Shares or effect an amalgamation, merger, reorganization or other transaction affecting Patch Shares,

unless (a) Patch is permitted under applicable law to undertake an action described in items (i), (ii) or (iii) above; and (b) the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

(c) Patch will ensure that the record date for any event referred to in section 2.7(a) or 2.7 (b) above, (or, if no record date is applicable for such event), the effective date for any such event, is not less than ten (10) Business Days after the date on which such event is declared or announced by Patch (with contemporaneous notification thereof by Patch to Exchangeco)

(d) The Board of Directors of Exchangeco shall determine, in good faith and in its sole discretion acting reasonably (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may determine necessary or desirable), economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Patch. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(i) in the case of any stock dividend or other distribution payable in Patch Shares, the number of such shares issued in proportion to the number of Patch Shares previously outstanding;

(ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Patch Shares (or securities exchangeable for or convertible into or carrying rights to acquire Patch Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(iii) in the case of the issuance or distribution of any other form of property (including, without limitation, any shares or securities of Patch of any class other than Patch Shares), any rights, options or warrants other than those referred to in section 2.7(d) (ii) above, any evidences of indebtedness of Patch or any assets of Patch, the relationship between the fair market value (as determined by the Board of Directors in good faith acting reasonably) of such property to be issued or distributed with respect to each outstanding Patch Share and the Current Market Price;

(iv) in the case of any subdivision, redivision or change of the then outstanding Patch Shares into a greater number of Patch Shares or the reduction, combination, consolidation or change of the then outstanding Patch Shares into a lesser number of Patch Shares or any amalgamation, merger, reorganization or other transaction affecting Patch Shares, the effect thereof upon the then outstanding Patch Shares; and

(v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Patch Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(e) Exchangeco agrees that, to the extent required, upon due notice from Patch, Exchangeco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to Patch Shares and the Exchangeable Shares as provided for in this section 2.7.

2.7 Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Patch Shares (an "Offer") is proposed by Patch or is proposed to Patch or its shareholders and is recommended by the Board of Directors of Patch, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Patch, and the Exchangeable Shares are not redeemed by Exchangeco or purchased by Patch as contemplated by and in compliance with the Share Provisions, then Patch will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of the Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Patch Shares, without discrimination. Without limiting the generality of the foregoing, Patch will use its reasonable efforts expeditiously and in good faith (in the case of a transaction by Patch or where Patch is a participant in the negotiation thereof) to ensure that holders of the Exchangeable Shares may participate in all such Offers without being required to retract the Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Exchangeco under the Share Provisions to redeem (or Patch to purchase pursuant to the Redemption Call Right) the Exchangeable Shares, in the event of a Patch Control Transaction.

2.8 Ownership of Voting Outstanding Shares of Exchangeco

Unless otherwise agreed to by Exchangeco and unless the holders of the Exchangeable Shares have given their consent in accordance with Section 11 of the Share Provisions, Patch covenants and agrees in favour of Exchangeco that, as long as any of the Exchangeable Shares outstanding are owned by any person or entity other than Patch or any of its Affiliates, Patch will be and shall remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Exchangeco.

2.9 Patch and Affiliates Not to Vote Exchangeable Shares

Patch covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all of the Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of the Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Patch further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of the Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Act (or any successor or other statute by which Exchangeco may in the future be governed) with respect to any of the Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of the holders of the Exchangeable Shares.

2.10 Rule 10b-18 Purchases

For certainty, nothing contained in this Agreement, including without limitation the obligations of Patch contained in section 2.8 hereof, shall limit the ability of Patch or Exchangeco to make a "Rule l0b-18 Purchase" of Common Shares pursuant to Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended, or any successor provisions thereof.

2.11 Special Patch Representations and Covenants

(a) Each of Patch and Exchangeco, jointly and severally, represent to the other such party and all other third party beneficiaries of this Agreement, that (i) the authorized capital of Exchangeco as of the date hereof is as set forth on Annex A attached hereto and no change has been made or occurred with respect to such authorized capital prior to closing of this Agreement; (ii) immediately prior to issuance of the Exchangeable Shares, Exchangeco has no issued or outstanding capital stock other than the Common Shares, all of which are owned by Patch; (iii) there are no Claims pending or threatened against Patch or Exchangeco in regard to any prior transaction or any other matters; and (iv) there are no continuing, residual or future obligations required to be maintained or performed by Exchangeco with respect to any prior shareholders of Exchangeco or any prior transaction other than in regard to Patch in its capacity as the sole holder of all Common Shares of Exchangeco.

(b) Patch undertakes, covenants and agrees that unless and until the first business day immediately following exchange of all of the Exchangeable Shares: (i) Patch shall be and remain the sole holder of record and beneficial owner of the Common Shares of Exchangeco; and (ii) Patch shall be and remain in sole control of Exchangeco.

(c) Each of Patch and Exchangeco covenant and agree that Exchangeco will not be used for any future transaction, or carry on any business, unless and until all Exchangeable Shares have been exchanged and/or the rights of the holders of the Exchangeable Shares have otherwise terminated in accordance with the Share Provisions.

Article 3
PATCH SUCCESSORS

3.1 Certain Requirements in Respect of Combination, etc.

Except as contemplated in the Share Exchange Agreement, Patch shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, unless:

(a) such other person or continuing corporation (the "Patch Successor") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Patch Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Patch Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Patch under this Agreement; and

(b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other Parties hereunder.

3.2 Vesting of Powers in Successor

Whenever the conditions of section 3.1 have been duly observed and performed, the Parties, if required by section 3.1, shall execute and deliver a supplemental agreement hereto and thereupon the Patch Successor shall possess and from time to time may exercise each and every right and power of Patch under this Agreement in the name of Patch or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Patch or any officers of Patch may be done and performed with like force and effect by the directors or officers of such Patch Successor.

3.3 Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any direct or indirect subsidiary of Patch, except for Exchangeco, with or into Patch or the winding-up, liquidation or dissolution of any direct or indirect subsidiary of Patch, except for Exchangeco, provided that all of the assets of such subsidiary are transferred to Patch or another wholly-owned direct or indirect subsidiary of Patch and any such transactions are expressly permitted by this Article 3.

Article 4
GENERAL

4.1 Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person or entity other than Patch and any of its Affiliates.

4.2 Changes in Capital of Patch and Exchangeco

Notwithstanding the provisions of section 4.4, at all times after the occurrence of any event contemplated pursuant to sections 2.7 and 2.8 hereof or otherwise, as a result of which either Patch Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, with the appropriate changes, to all new securities into which Patch Shares or the Exchangeable Shares or both are so changed and the Parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3 Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4 Amendments and Modifications

This Agreement may not be amended or modified except by an agreement in writing executed by Patch and Exchangeco and, subject to section 4.5 hereof, with the approval of the holders of Exchangeable Shares (or their duly appointed attorney or agent) obtained in accordance with section 11 of the Share Provisions.

4.5 Administrative Amendments

Notwithstanding the provisions of section 4.4 hereof, the Parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a) adding to the covenants of Patch and Exchangeco, provided that the board of directors of each of Patch and Exchangeco shall be of the good faith and reasonable opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Patch and Exchangeco, it may be expedient to make, provided that each such board of directors shall be of the good faith and reasonable opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(c) making such changes or corrections which, on the advice of counsel to Patch and Exchangeco are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of Patch and Exchangeco shall be of the good faith and reasonable opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6 Meeting to Consider Amendments

Exchangeco, at the request of Patch, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Exchangeco, the Share Provisions and all applicable laws.

4.7 Enforceability and Enurement

This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and assigns. This Agreement has been incorporated by reference into the Share Exchange Agreement and the Vendors, jointly and severally, are each an express third party beneficiary of this Agreement and as such have any and all rights of direct enforcement of this Agreement to the same and full extent as if a signatory party hereto.

4.8 Notices to Parties

All notices, requests, demands and other communications hereunder must be made in writing and will be deemed to have been duly given if delivered personally or by courier to the addressee at the address appearing on the first page hereof or to such other address as may be given in writing by the Party. Any notice given by personal delivery shall be deemed to be received on the date of delivery. Any notice sent by courier shall be deemed to be received on the next Business Day following the deposit of the communication with the courier service.

4.9 Counterparts and Facsimile

This Agreement may be executed in counterparts by original or facsimile signature, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10 Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta without giving effect to provisions of conflicts of law thereto. Each Party irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Alberta with respect to any matter arising hereunder or related hereto.

IN WITNESS WHEREOF the Parties have caused this Agreement to be duly executed as of the date first above written.
PATCH INTERNATIONAL INC.

Per:	"John Thornton"
Name:	John Thronton
Title:	President

PATCH ENERGY INC.

Per:	"John Thornton"
Name:	John Thronton
Title:	President

1286664 ALBERTA LTD.

Per:	"Michael S. Vandale"
Name:	Michael S. Vandale
Title:	President

SCHEDULE "A"

The Series A Preferred Shares of Patch Energy Inc. (the "Exchangeco") shall have attached thereto, as a class, the following rights, privileges, restrictions, and conditions:

Article 5

INTERPRETATION

5.1 For the purposes of these Share Provisions:

(a) "Act" means the Canada Business Corporations Act as amended.

(b) "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control of that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise, provided that for the purpose of these Share Provisions the Vendors (as such term is defined in the Support Agreement) shall be deemed not to be Affiliates of Patch.

(c) "Board of Directors" means the board of directors of Exchangeco.

(d) "Bulletin Board" means the Over-the-Counter Bulletin Board, an over-the-counter securities market operated by the National Association of Securities Dealers.

(e) "Business Day" means any day on which commercial banks are open for business in the Province of Alberta other than a Saturday, a Sunday or a day observed as a holiday under the laws of the Province of Alberta or the Federal laws of Canada.

(f) "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying:

(i) the Foreign Currency Amount by,

(ii) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors, acting reasonably to be appropriate for such purpose.

(g) "Common Shares" means common shares in the capital of Exchangeco.

(h) "Current Market Price" means the Canadian Dollar Equivalent of the average of the closing bid and ask prices of a Patch Share during a period of twenty (20) consecutive trading days ending not more than three (3) trading days before such date on the Bulletin Board, or if the Patch Shares are no longer quoted on the Bulletin Board, then on such other stock exchange or automated quotation system on which the Patch Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if, in the opinion of the Board of Directors, the public distribution or trading activity of Patch Shares during such period does not create a market which reflects the fair market value of a Patch Share, then the Current Market Puce of a Patch Share shall be determined by the Board of Directors, in good faith and acting reasonably, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem appropriate, and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

(i) "Exchange Right" has the meaning ascribed thereto in section 10.6 of these Share Provisions.

(j) "Exchangeable Shares" means the Series A Preferred Shares in the capital of Exchangeco, being non-voting exchangeable shares having the rights, privileges, restrictions, and conditions set forth herein.

(k) "Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of Exchangeco, other than an Exempt Exchangeable Share Voting Event, and for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as beneficiaries under the Exchange and Voting Trust Agreement.

(l) "Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of Exchangeco in order to approve any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Patch Shares.

(m) "Exchange and Voting Trust Agreement" means the Exchange and Voting Trust Agreement among Patch, Exchangeco, the Trustee and holders of the Exchangeable Shares.

(n) "Liquidation Amount" has the meaning ascribed thereto in section 9.1 of these Share Provisions.

(o) "Liquidation Call Purchase Price" has the meaning ascribed thereto in section 12.1 (a) of these Share Provisions.

(p) "Liquidation Call Right" has the meaning ascribed thereto in section 12.1(a) of these Share Provisions.

(q) "Liquidation Date" has the meaning ascribed thereto in section 9.1 of these Share Provisions.

(r) "Liquidation Distribution" means a distribution of assets of Exchangeco among its shareholders arising on the liquidation, dissolution, or winding-up of Exchangeco, whether voluntary or involuntary, or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs.

(s) "Patch" means Patch International Inc., a corporation existing under the laws of the State of Nevada, and any successor corporation thereto.

(t) "Patch Call Notice" has the meaning ascribed thereto in section 10.3 of these Share Provisions.

(u) "Patch Shares" means the shares of common stock in the capital of Patch, as consolidated or subdivided from time to time, and any other securities into which such shares may be reclassified or changed.

(v) "Patch Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto, or a sale of all or substantially all of the assets of Patch, or similar transactions involving Patch, or any proposal to do so.

(w) "Patch Dividend Declaration Date" means the date on which the Board of Directors of Patch declares any dividend on the Patch Shares.

(x) "Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, agent, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

(y) "Purchase Price" has the meaning ascribed thereto in section 10.3 of these Share Provisions.

(z) "Redemption Call Purchase Price" has the meaning ascribed thereto in section 12.2 of these Share Provisions.

(aa) "Redemption Call Right" has the meaning ascribed thereto by section 12.2 of these Share Provisions.

(bb) "Redemption Date" means the date, established by the Board of Directors for the redemption by Exchangeco of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 11 of these Share Provisions, which date shall not be earlier than the tenth anniversary of the date of issuance of the Exchangeable Shares, unless:

(i) the number of Exchangeable Shares outstanding (other than Exchangeable Shares held by Patch and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares) is less than 10% of the number of Exchangeable Shares issued upon the first issuance of Exchangeable Shares, in which case the Board of Directors may accelerate such redemption date to such earlier date as it may determine, upon at least sixty (60) days' prior written notice to the registered holders of the Exchangeable Shares;

(ii) a Patch Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Patch Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Patch Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such earlier date as it may determine, upon such number of days prior written notice to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances;

(iii) an Exchangeable Share Voting Event is proposed, in which case, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances (provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event);

(iv) an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action and the Board of Directors shall be deemed to have given such prior written notice of such redemption to the registered holders of the Exchangeable Shares or the Board of Directors may establish another Business Day as it may determine to be reasonably practicable in such circumstances; or

(v) if changes are enacted to Canadian tax laws which would allow an exchange of the Exchangeable Shares for Patch Shares on a tax-deferred basis;

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i), (ii), (iii), (iv) or (v) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

(cc) "Redemption Price" has the meaning ascribed thereto in section 11.1 of these Share Provisions.

(dd) "Retracted Shares" has the meaning ascribed thereto in section 10.1(a) of these Share Provisions.

(ee) "Retraction Call Right" has the meaning ascribed thereto in section 10.1(c) of these Share Provisions.

(ff) "Retraction Date" has the meaning ascribed thereto in section 10.1(b) of these Share Provisions.

(gg) "Retraction Price" has the meaning ascribed thereto in section 10.1 of these Share Provisions.

(hh) "Retraction Request" has the meaning ascribed thereto in section 10.1 of these Share Provisions.

(ii) "Share Provisions" means these share provisions.

(jj) "Support Agreement" means the exchangeable share Support Agreement between Patch, the Trustee and Exchangeco entered into in support of the holders of Exchangeable Shares.

(kk) "Transfer Agent" means such Person as may from time to time be appointed by Exchangeco as the registrar and transfer agent for the Exchangeable Shares, and if no such Person has been appointed, shall mean Exchangeco.

(ll) "Trustee" means 1286664 Alberta Ltd.

(mm) "Unpaid Dividend Amount" means the full amount of any and all declared and unpaid dividends on the Exchangeable Shares.

Article 6

RANKING OF EXCHANGEABLE SHARES

6.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares of Exchangeco with respect to the payment of dividends and on a Liquidation Distribution to the extent provided for in Article 9 hereof.

Article 7

DIVIDENDS

7.1 The Board of Directors shall, subject to applicable law, on each Patch Dividend Declaration Date, declare a dividend on each Exchangeable Share as follows:

(a) in the case of a cash dividend declared on the Patch Shares, a cash dividend in U.S. dollars, or the Canadian Dollar Equivalent thereof, on the Patch Dividend Declaration Date, equal to the cash dividend declared on each Patch Share;

(b) in the case of a stock dividend or other distribution declared on the Patch Shares to be paid in Patch Shares, a stock dividend of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Patch Shares to be paid on each Patch Share;

(c) in the case of a dividend declared on the Patch Shares in property other than cash or Patch Shares, a dividend in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to the type and amount of property declared as a dividend on each Patch Share (to be determined by the Board of Directors as contemplated by section 7.5 hereof). Such dividends shall be paid out of money, assets or property of Exchangeco properly applicable to the payment of dividends, or out of authorized but unissued Exchangeable Shares of Exchangeco, as applicable.

7.2 Cheques of Exchangeco payable at par at any branch of the bankers of Exchangeco shall be issued in respect of any cash dividends contemplated by section 7.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates representing the applicable number of Exchangeable Shares registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated in section 7.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 7.1(c) hereof shall be issued, distributed or transferred by Exchangeco in such manner as it shall determine and the issuance, distribution or transfer thereof by Exchangeco to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against Exchangeco any dividend that is represented by a cheque that has not been duly presented to Exchangeco's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

7.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 7.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Patch Shares.

7.4 If on any payment date for any dividends declared on the Exchangeable Shares under section 7.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which Exchangeco shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

7.5 The Board of Directors shall determine, in good faith and in its sole discretion, acting reasonably (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may determine necessary or desirable) economic equivalence for the purposes of section 7.1(c) hereof, and each such determination shall be conclusive and binding on Exchangeco and its shareholders absent manifest error. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors, and shall be acted upon in accordance with the provisions herewith:

(a) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Patch Shares (or securities exchangeable for or convertible into or carrying rights to acquire Patch Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(b) in the case of the issuance or distribution of any other form of property (including, without limitation, any shares or securities of Patch of any class other than Patch Shares, any rights, options or warrants other than those referred to in section 7.5(a) above, any evidences of indebtedness of Patch or any assets of Patch), the relationship between the fair market value (as determined by the Board of Directors in good faith acting reasonably) of such property to be issued or distributed with respect to each outstanding Patch Share and the Current Market Price; and

(c) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Patch Shares as a result of differences between taxation laws of Canada and the United States of America (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares)

Article 8

CERTAIN RESTRICTIONS

8.1 So long as any of the Exchangeable Shares are outstanding, Exchangeco shall not at any time without the approval of the holders of the Exchangeable Shares given as specified in section 15.2 of these Share Provisions:

(a) pay any dividends on the Common Shares or any shares other than the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares, as the case may be;

(b) redeem or purchase or make any capital distribution in respect of Common Shares or any shares other than the Exchangeable Shares;

(c) redeem or purchase any shares of Exchangeco other than the Exchangeable Shares; or

(d) issue any Exchangeable Shares or any other shares of Exchangeco other than by way of stock dividends to the holders of such Exchangeable Shares.

Article 9

DISTRIBUTION ON LIQUIDATION

9.1 In the event of a Liquidation Distribution, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of Exchangeco in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") to the Liquidation Distribution, before any distribution of any part of the assets of Exchangeco among the holders of the Common Shares or any other shares of Exchangeco, an amount per Exchangeable Share (the "Liquidation Amount") equal to (i) the Current Market Price of a Patch Share on the last Business Day prior to the Liquidation Date (which may be satisfied in full by Exchangeco causing Patch to deliver, in respect of each Exchangeable Share held by each respective holder thereof, one Patch Share), plus (ii) the Unpaid Dividend Amount, if any, on any Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

9.2 Patch and Exchangeco shall notify all holders of the Exchangeable Shares, of any proposed liquidation, dissolution or winding-up of Exchangeco, at least 60 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Exchangeco, and promptly upon receiving notice of or becoming aware of any claim, suit, petition or other proceeding with respect to an involuntary liquidation, dissolution or winding-up of Exchangeco.

9.3 On or promptly after the Liquidation Date, and subject to the exercise by Patch of the Liquidation Call Right, Exchangeco shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of Exchangeco and such additional documents and instruments as the Trustee and Transfer Agent may reasonably require, at the registered office of Exchangeco or at any office of the Trustee or Transfer Agent as may be specified by Exchangeco by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of Exchangeco for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of Exchangeco or at any office of the Transfer Agent as may be specified by Exchangeco by notice to the holders of Exchangeable Shares, on behalf of Exchangeco of the certificates representing Patch Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance and a cheque of Exchangeco payable at par at any branch of the bankers of Exchangeco in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. Exchangeco shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less such amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall hereafter be considered and deemed for all purposes to be holders of the Patch Shares delivered to them or the custodian on their behalf.

9.4 After Exchangeco has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 9.1 of these Share Provisions, such holders shall not be entitled to share in any further distribution of the assets of Exchangeco.

Article 10

RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

10.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Patch of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 10, to require Exchangeco to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per Exchangeable Share (the "Retraction Price") equal to (i) the Current Market Price of a Patch Share on the last Business Day prior to the Retraction Date (which may be satisfied in full by Exchangeco causing Patch to deliver to such holder, one Patch Share for each Exchangeable Share presented and surrendered by the holder), plus (ii) the Unpaid Dividend Amount, if any, on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of Exchangeco or at any office of the Trustee or Transfer Agent as may be specified by Exchangeco by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have Exchangeco redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of Exchangeco and such additional documents and instruments as the Trustee and Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form attached hereto as Appendix 1, or in such other form as may be acceptable to Exchangeco:

(a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by Exchangeco;

(b) stating the Business Day on which the holder desires to have Exchangeco redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is delivered to Exchangeco and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is delivered to Exchangeco; and

(c) acknowledging the overriding right of Patch (the "Retraction Call Right") to purchase all but not less than all the Retracted Shares directly from the holder, and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Patch in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3 hereof.

10.2 Subject to the exercise of the Retraction Call Right by Patch, upon receipt by Exchangeco or the Trustee or Transfer Agent in the manner specified in section 10.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have Exchangeco redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 10.7 hereof, Exchangeco shall redeem the Retracted Shares effective at the close of business (Calgary time) on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Retraction Date shall be paid on the payment date for such dividends, less any amounts withheld on account of tax required to be deducted and withheld therefrom. If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

10.3 Upon receipt by Exchangeco of a Retraction Request, Exchangeco shall immediately provide notice thereof to Patch. In order to exercise the Retraction Call Right, Patch must notify Exchangeco of its determination to do so (the "Patch Call Notice") within five (5) Business Days of notification to Patch by Exchangeco of the receipt by Exchangeco of the Retraction Request. If Patch does not so notify Exchangeco within such five Business Day period, Exchangeco will notify the holder as soon as possible thereafter that Patch will not exercise the Retraction Call Right. If Patch delivers the Patch Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 10.7, the Retraction Request shall thereupon be deemed to be an offer by the holder to sell the Retracted Shares to Patch in accordance with the Retraction Call Right. In such event, Exchangeco shall not redeem the Retracted Shares and Patch shall purchase from such holder and such holder shall sell to Patch on the Retraction Date the Retracted Shares for an amount per Retracted Share (the "Purchase Price") equal to (i) the Current Market Price of a Patch Share on the last Business Day prior to the Retraction Date (which may be satisfied in full by Patch instructing the Transfer Agent to deliver to such holder one Patch Share for each Exchangeable Share presented and surrendered by the holder), plus (ii) the Unpaid Dividend Amount, if any, on those Retracted Shares held by such holder on any dividend record date which occurred prior to the Retraction Date. For the purposes of completing a purchase pursuant to the Retraction Call Right, in addition to Patch giving instructions to the Transfer Agent, Patch shall deposit with the Transfer Agent a cheque or cheques of Patch payable at par at any branch of the bankers of Patch representing the Unpaid Dividend Amount, if any, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that Patch has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by Exchangeco of such Retracted Shares shall take place on the Retraction Date. In the event that Patch does not deliver a Patch Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 10.7 hereof, Exchangeco shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 10.

10.4 Pursuant to exercise of the Patch Call Notice, Patch shall instruct the Transfer Agent to deliver, to the relevant holder, at the address of the holder recorded in the securities register of Exchangeco for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of Exchangeco or at any office of the Trustee or Transfer Agent as may be specified by Exchangeco by notice to the holders of Exchangeable Shares, certificates representing the Patch Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of Exchangeco or Patch, as applicable, representing the aggregate Unpaid Dividend Amount, if any, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates by the Transfer Agent and cheques on behalf of Patch shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or the total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom).

10.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or the total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 10.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by Exchangeco shall thereafter be considered and deemed for all purposes to be a holder of the Patch Shares so delivered.

10.6 Notwithstanding any other provision of this Article 10, Exchangeco shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If Exchangeco believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Patch shall not have exercised the Retraction Call Right with respect to the Retracted Shares, Exchangeco shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by Exchangeco. In any case in which the redemption by Exchangeco of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, Exchangeco shall redeem the maximum number of Retracted Shares in accordance with section 10.2 of these Share Provisions which the Board of Directors determine Exchangeco is, on the Retraction Date, permitted to redeem, on a pro rata basis (disregarding fractions) in proportion to the total number of Exchangeable Shares tendered for retraction by each holder thereof, and Exchangeco shall issue to each holder of Retracted Shares a new certificate, at the expense of Exchangeco, representing the Retracted Shares not redeemed by Exchangeco pursuant to section 10.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 10.7 hereof, the holder of any such Retracted Shares not redeemed by Exchangeco pursuant to section 10.2 hereof as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require Patch to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Patch to such holder of the Purchase Price for such Retracted Shares (the "Exchange Right"), all as more specifically provided in the Exchange and Voting Trust Agreement.

10.7 A holder of Retracted Shares may, by notice in writing given by the holder to Exchangeco before the close of business on the Business Day immediately preceding the Retraction Date, withdraw the Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Exchangeco or Patch, as the case may be, shall be deemed to have been revoked.

Article 11

REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

11.1 Subject to applicable law, and provided Patch has not exercised the Redemption Call Right, Exchangeco shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per Exchangeable Share (the "Redemption Price") equal to (i) the Current Market Price of a Patch Share on the last Business Day prior to the Redemption Date (which may be satisfied in full by Exchangeco causing Patch to deliver, in respect of each Exchangeable Share held by each respective holder thereof, one Patch Share), plus (ii) the Unpaid Dividend Amount, if any, on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

11.2 In any case of a redemption of Exchangeable Shares under this Article 11, Exchangeco shall send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by Exchangeco or the purchase by Patch under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Patch Control Transaction, an Exchangeable Share Voting Event and an Exempt Exchangeable Share Voting Event, the written notice of redemption by Exchangeco or the purchase by Patch under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of Exchangeco to be reasonably practicable in the circumstances, and in all other cases such notice shall be sent at least 60 days before the Redemption Date. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

11.3 On or after the Redemption Date and subject to the exercise by Patch of the Redemption Call Right, Exchangeco shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon presentation and surrender at the registered office of Exchangeco or at any office of the Trustee or Transfer Agent as may be specified by Exchangeco in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of Exchangeco and such additional documents and instruments as the Trustee or Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by instruction to the Transfer Agent to deliver to each holder, at the address of the holder recorded in the securities register of Exchangeco or by holding for pick-up by the holder at the registered office of Exchangeco or at any office of the Transfer Agent as may be specified by Exchangeco in such notice, of certificates representing Patch Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of Exchangeco payable at par at any branch of the bankers of Exchangeco in payment of any such Unpaid Dividend Amount, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price have been paid in the manner hereinbefore provided. Exchangeco shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or agent named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price, for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, less any amounts withheld on account of tax required to be deducted and withheld therefrom, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Patch Shares delivered to them.

Article 12

CERTAIN RIGHTS OF PATCH TO ACQUIRE EXCHANGEABLE SHARES

12.1 Patch Liquidation Call Right:

(a) Patch shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Exchangeco pursuant to Article 9 of these Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an Affiliate of Patch) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Patch of an amount per Exchangeable Share (the "Liquidation Call Purchase Price") equal to (i) the Current Market Price of a Patch Share on the last Business Day prior to the Liquidation Date (which may be satisfied in full by Patch causing to be delivered to such holder one Patch Share), plus (ii) the Unpaid Dividend Amount, if any, on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of purchase by Patch. In the event of the exercise of the Liquidation Call Right by Patch on the Liquidation Date on payment by Patch to the holder of the Liquidation Call Purchase Price for each such share, Exchangeco shall have no obligation to redeem such shares so purchased by Patch.

(b) To exercise the Liquidation Call Right, Patch must notify the Trustee, the holders of Exchangeable Shares, and Exchangeco, of Patch's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Exchangeco and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Exchangeco. Exchangeco will notify the holders of Exchangeable Shares as to whether or not Patch has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Patch. If Patch exercises the Liquidation Call Right, then on the Liquidation Date Patch will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Patch shall ensure that the Transfer Agent holds, on or before the Liquidation Date, sufficient certificates representing the aggregate number of Patch Shares deliverable in respect of the Liquidation Call Right and a cheque or cheques of Patch payable at par at any branch of the bankers of Patch representing the aggregate Unpaid Dividend Amount in payment of the Total Liquidation Call Purchase Price, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that Patch has complied with the immediately preceding sentence, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by Patch upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Patch Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of Exchangeco and such additional documents and instruments as the

Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Patch shall deliver to such holder, a cheque or cheques of Patch payable at par at any branch of the bankers of Patch in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. If Patch does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by Exchangeco in connection with the liquidation, dissolution or winding up of Exchangeco pursuant to Article 9 of these Share Provisions.

(d) Patch shall at any time be entitled to assign all of its rights in this section to an Affiliate of Patch provided that such company assumes all of Patch's obligations under this Section.

12.2 Patch Redemption Call Right.

(a) Patch shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by Exchangeco pursuant to Article 11 of these Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an Affiliate of Patch) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Patch to each holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to (i) the Current Market Price of a Patch Share on the last Business Day prior to the Redemption Date, (which may be satisfied in full by Patch delivering to such holder one Patch Share) plus (ii) the Unpaid Dividend Amount, if any, on each Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date. In the event of the exercise of the Redemption Call Right by Patch, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Patch on the Redemption Date on payment by Patch to the holder of the Redemption Call Purchase Price for each such share, and Exchangeco shall have no obligation to redeem such shares so purchased by Patch.

(b) To exercise the Redemption Call Right, Patch must notify the Trustee, the Transfer Agent, the holders of Exchangeable Shares, and Exchangeco, of Patch's intention to exercise such right at least 45 days before the Redemption Date, except in the case of a redemption occurring as a result of a Patch Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event or such shorter period as may be agreed, in writing, by Exchangeco, Patch and the holders of the Exchangeable Shares, in which case Patch shall so notify the Trustee, the Transfer Agent, the holders of Exchangeable Shares and Exchangeco on or before the Redemption Date. Exchangeco will notify the holders of Exchangeable Shares as to whether or not Patch has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Patch. If Patch exercises the Redemption Call Right, on the Redemption Date Patch will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

(c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Patch shall ensure that the Transfer Agent holds, on or before the Redemption Date, sufficient certificates representing the aggregate number of Patch Shares deliverable in respect of the Redemption Call Right and a cheque or cheques of Patch payable at par at any branch of the bankers of Patch representing the aggregate Unpaid Dividend Amount in payment of the total Redemption Call Purchase Price, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that Patch has complied with the immediately preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Patch upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Patch Shares to which it is entitled. Upon surrender to the Trustee or Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and Transfer Agent on behalf of Patch shall deliver to such holder, certificates representing the Patch Shares to which the holder is entitled and a cheque or cheques of Patch payable at par at any branch of the bankers of Patch in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. If Patch does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Exchangeco in connection with the redemption of the Exchangeable Shares pursuant to Article 11 of these Share Provisions.

(d) Patch shall at any time be entitled to assign all of its rights in this Section to an Affiliate of Patch provided that such company assumes all of Patch's obligations under this Section.

Article 13

PURCHASE FOR CANCELLATION

13.1 Subject to applicable law and the articles of Exchangeco, Exchangeco may at any time and from time to time offer to purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to the Unpaid Dividend Amount. If in response to an invitation for tenders under the provisions of this Article 13, more Exchangeable Shares are tendered at a price or prices acceptable to Exchangeco than Exchangeco is prepared to purchase, the Exchangeable Shares to be purchased by Exchangeco shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to Exchangeco, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than Exchangeco is prepared to purchase after Exchangeco has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of Exchangeco.

Article 14

VOTING RIGHTS

14.1 Except as required by applicable law and by Article 15, Article 16 and Article 17 hereof, and by the provisions of the Support Agreement referred to in Article 16 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of Exchangeco or to vote at any such meeting. The holders of Exchangeable Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the liquidation, dissolution or winding up of Exchangeco or the sale, lease, or exchange of all or substantially all of the property of Exchangeco other than in the ordinary course of business of Exchangeco. Nothing herein shall be construed to limit the voting rights of any issued and outstanding Patch Shares held in trust by the Trustee or otherwise limit rights reserved to the holders of the Exchangeable Shares pursuant to the terms of the Exchange and Voting Trust Agreement.

Article 15

AMENDMENT AND APPROVAL

15.1 The rights, privileges, restrictions, and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

15.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds (2/3) of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least two-thirds (2/3) of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that, if at any such meeting the holders of at least two-thirds (2/3) of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five (5) days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds (2/3) of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

Article 16

RECIPROCAL CHANGES, ETC. IN RESPECT OF PATCH SHARES

16.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides that Patch will not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with 15.2 of these Share Provisions:

(a) issue or distribute Patch Shares (or securities exchangeable for or convertible into or carrying rights to acquire Patch Shares) to the holders of all or substantially all of the then outstanding Patch Shares by way of stock dividend or other distribution, other than an issue of Patch Shares (or securities exchangeable for or convertible into or carrying rights to acquire Patch Shares) to holders of Patch Shares who exercise an option to receive dividends in Patch Shares (or securities exchangeable for or convertible into or carrying rights to acquire Patch Shares) in lieu of receiving cash dividends;

(b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Patch Shares entitling them to subscribe for or to purchase Patch Shares (or securities exchangeable for or convertible into or carrying rights to acquire Patch Shares); or

(c) issue or distribute to the holders of all or substantially all of the then outstanding Patch Shares:

(i) shares or securities of Patch of any class other than Patch Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Patch Shares);

(ii) rights, options or warrants other than those referred to in 16.1(b) above;

(iii) evidences of indebtedness of Patch; or

(iv) assets of Patch,

unless (a) Patch is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares in which any and all such cases, such rights, options, securities, shares, evidences of indebtedness or other assets shall be delivered by Patch to the Trustee; and (b) the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously by the Trustee to holders of the Exchangeable Shares.

16.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides that Patch will not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with section 15.2 of these Share Provisions:

(a) subdivide, redivide or change the then outstanding Patch Shares into a greater number of Patch Shares;

(b) reduce, combine, consolidate or change the then outstanding Patch Shares into a lesser number of Patch Shares; or

(c) reclassify or otherwise change the Patch Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Patch Shares,

unless (i) Patch is permitted under applicable law to undertake an action described in sections (a), (b) or (c) above; and (ii) the same or an economically equivalent change shall on a per share basis simultaneously be made to, or in the right of the holders of the Exchangeable Shares.

16.3 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 15.2 of these Share Provisions.

Article 17

ACTIONS BY THE CORPORATION UNDER THE SUPPORT AGREEMENT

17.1 Exchangeco will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Patch and Exchangeco with all provisions of the Support Agreement and the Share Provisions applicable to Patch, Exchangeco and the holders of the Exchangeable Shares, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of Exchangeco and the holders of the Exchangeable Shares all rights and benefits in favour of Exchangeco and the holders of the Exchangeable Shares under or pursuant to such agreement.

17.2 Exchangeco shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 15.2 of these Share Provisions, other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a) adding to the covenants of Patch to such agreement for the protection of Exchangeco or the holders of the Exchangeable Shares thereunder;

(b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith and reasonable opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c) making such changes in or corrections to such agreement which, on the advice of counsel to Exchangeco, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith and reasonable opinion, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

Article 18

LEGEND; CALL RIGHTS

18.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions herein relating to the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right.

18.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Patch, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of Exchangeco or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Patch as therein provided.

Article 19

NOTICES

19.1 Any notice, request or other communication to be given to Exchangeco by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by personal or courier delivery to the registered office of Exchangeco and addressed to the attention of the President. Any such notice, request or other communication shall only be deemed to have been given and received upon actual receipt thereof by Exchangeco.

19.2 Any presentation and surrender by a holder of Exchangeable Shares to Exchangeco, the Trustee or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of Exchangeco or the retraction or redemption of Exchangeable Shares shall be made by personal or courier delivery to the registered office of Exchangeco or to such office of the Trustee or the Transfer Agent as may be specified by Exchangeco, in each case, addressed to the attention of the President of Exchangeco. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by Exchangeco, the Trustee or the Transfer Agent, as the case may be.

19.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of Exchangeco shall be in writing and shall be valid and effective if given by personal or courier delivery to the address of the holder recorded in the securities register of Exchangeco or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by Exchangeco pursuant thereto.

APPENDIX 1

FORM OF NOTICE OF RETRACTION

To: Patch Energy Inc. (the "Exchangeco")

This notice is given pursuant to Article 10 of the provisions (the "Share Provisions") attaching to the Series A Preferred Shares of Exchangeco represented by the certificate (the "Certificate") which accompanies this notice and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies Exchangeco that, subject to the Retraction Call Right referred to below, the undersigned desires to have Exchangeco redeem in accordance with Article 10 of the Share Provisions:

[ ] all share(s) represented by the Certificate; or

[ ] ________________ share(s) only.

The undersigned hereby notifies Exchangeco that the Retraction Date shall be:

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days or more than 15 Business Days after the date upon which this notice is delivered to Exchangeco. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is delivered to Exchangeco.

The undersigned acknowledges the overriding Retraction Call Right of Patch International Inc. ("Patch") to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell such shares to Patch in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in section 6.3 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to Patch, may be revoked and withdrawn by the undersigned only by notice in writing given to Exchangeco at any time before the close of business on the Business Day immediately preceding the Retraction Date as provided in section 10.7 of the Share Provisions.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Exchangeco is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Share Provisions) so as to require Patch, to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to Exchangeco and Patch that the undersigned:

(select one)

[ ] is

[ ] is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that, in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

The undersigned hereby represents and warrants to Exchangeco and Patch that the undersigned has good title to, and owns, the share(s) represented by the Certificate to be acquired by Exchangeco or Patch, as the case may be, free and clear of all liens, claims and encumbrances except with respect to restrictions and legends required for purposes of compliance with U.S. federal securities laws.

„ Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

Date:

Name of Person in Whose Name Securities or Cheque(s) are to be Registered, Issued or Delivered (please print)

Street Address or P.O. Box

Signature of Shareholder

City, Province and Postal Code

Signature Guaranteed by

NOTE: (1) This panel must be completed and the Certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Exchangeco and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

(2) If this notice of retraction is for less than all of the shares represented by the Certificate, a certificate representing the remaining share(s) of Exchangeco represented by the Certificate will be issued and registered in the name of the shareholder as it appears on the register of Exchangeco, unless the share transfer power on the reverse side of the Certificate is duly completed in respect of such share(s)